                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            Simpson Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]  No fee required.

   [X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        Common stock, par value $1.00 per share ("Common Stock"), of Simpson Industries, Inc. ("Simpson")
        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        18,830,817(A)
        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        $13.00, the proposed per share cash payment to be made to security holders of Simpson in connection with the transactions described in the proxy statement
        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        $234,772,921(B)
        -----------------------------------------------------------------------

   (5)  Total fee paid:

        $46,955
        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount previously paid:

        46,946
        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

          PRES14A, File No. 000-06611
        -----------------------------------------------------------------------

   (3)  Filing party:

          Simpson Industries Inc.
        -----------------------------------------------------------------------

   (4)  Date filed:

          October 27, 2000
        -----------------------------------------------------------------------

(A) Based on the sum of (1) 17,870,255, the total number of outstanding shares of Simpson common stock (including those related to restricted stock awards) and (2) 960,562, the shares of Simpson common stock issuable pursuant to options.

(B) Determined by adding (x) the product of (i) the number of shares of common stock proposed to be acquired in the merger, 17,870,255 and (ii) the merger consideration of $13.00 cash per share of Simpson common stock, plus (y) $2,459,605.45 payable to holders of stock options granted by Simpson to purchase share of Simpson common stock in exchange for the cancellation of such options.

[SIMPSON INDUSTRIES, INC. LETTERHEAD]


November 15, 2000


Dear Shareholders:


     We invite you to attend a special meeting of shareholders of Simpson Industries, Inc., which will be held on December 15, 2000 at 10:00 a.m. local time at our principal executive offices located at 47603 Halyard Drive, Plymouth, Michigan 48170. At the meeting, you will be asked to approve an Agreement and Plan of Merger dated as of September 29, 2000, among Simpson Industries, Inc., Simmer Acquisition Company LLC and Simmer Acquisition Corporation. The Agreement and Plan of Merger provides for Simmer Acquisition Company's acquisition of Simpson through the merger of Simmer Acquisition Corporation with and into Simpson. In the merger, you will be entitled to receive $13.00 in cash for each share of common stock you own at the time of the merger.


     Heartland Industrial Partners, L.P. currently controls Simmer Acquisition Company and Simmer Acquisition Corporation. Following the merger, Simpson will be controlled by Simmer Acquisition Company and Heartland, and Simmer Acquisition Corporation will cease to exist.

     The accompanying proxy statement contains detailed information about the Agreement and Plan of Merger and the merger. A copy of the Agreement and Plan of Merger specifying the terms of the merger is included as Annex A to the attached proxy statement.

     Your board of directors, after careful consideration, has determined that the Agreement and Plan of Merger and the merger are advisable and in the best interests of, and that the merger consideration is fair to, the company's shareholders. My fellow directors and I have unanimously approved the Agreement and Plan of Merger and the merger and recommend you vote "FOR" their approval.


     The merger cannot be completed unless the Agreement and Plan of Merger and the merger are approved by the holders of at least a majority of the outstanding shares of Simpson common stock.


     Your vote is very important. Whether or not you plan to attend the special meeting in person and regardless of the number of shares you own, please complete, sign, date and return the enclosed proxy promptly in the accompanying prepaid envelope.

                                            Sincerely,

                                            /s/ Roy E. Parrott
                                            Roy E. Parrott
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


This proxy statement dated November 15, 2000 and the accompanying proxy card are first being mailed to shareholders on or about November 15, 2000.

                         [SIMPSON INDUSTRIES,INC LOGO]

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON DECEMBER 15, 2000


To the Shareholders of Simpson Industries, Inc.:

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Simpson Industries, Inc. has been called by the board of directors of Simpson and will be held at our principal executive offices.

                                Place: 47603 Halyard Drive

                                     Plymouth, Michigan 48170-2429


                                Date:  December 15, 2000


                                Time: 10:00 a.m., local time


     The purposes of the special meeting are:

          1. To consider and to vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 29, 2000, by and among Simpson, Simmer Acquisition Company LLC and Simmer Acquisition Corporation, and to approve the merger of Simmer Acquisition Corporation with and into Simpson.

          2. To transact such other business as may properly come before the special meeting.

     Heartland Industrial Partners, L.P. currently controls Simmer Acquisition Company and Simmer Acquisition Corporation. Following the merger, Simmer Acquisition Corporation will cease to exist and Simpson will be controlled directly by Simmer Acquisition Company and indirectly by Heartland.


     Simpson's board of directors has fixed November 10, 2000 as the record date for the special meeting. Only shareholders of record at the close of business on November 10, 2000 may vote at the special meeting.


     Your board of directors, after careful consideration, has determined that the Agreement and Plan of Merger and the merger are advisable and in the best interests of, and that the merger consideration is fair to, Simpson's shareholders. Your board of directors has unanimously approved and recommends that you vote "FOR" the Agreement and Plan of Merger and the merger.


     We urge you to read the attached proxy statement. If you are a shareholder of record you should receive a proxy card with the attached proxy statement. Whether or not you plan to attend the special meeting, you can be sure your shares are represented at the special meeting by promptly completing, signing, dating and returning your proxy card in the enclosed postage prepaid envelope. Prior to being voted, your proxy may be withdrawn in the manner described in the attached proxy statement.


                                            By order of the Board of Directors

                                            Frank K. Zinn
                                            Secretary

Plymouth, Michigan

November 15, 2000

                               TABLE OF CONTENTS


                                                               PAGE
                                                               ----
SUMMARY TERM SHEET..........................................     1
  The Parties...............................................     1
  The Merger................................................     2
  Simpson's Recommendations to Shareholders.................     2
  Simpson's Reasons for the Merger..........................     2
  Opinion of Simpson's Financial Advisor....................     2
  What Shareholders Will Receive............................     2
  What Holders of Options Will Receive......................     3
  Appraisal or Dissenters' Rights...........................     3
  Shareholder Vote Required to Approve the Merger...........     3
  Stock Ownership of Management, Directors and Other
     Affiliates.............................................     3
  Tax Consequences..........................................     3
  Conditions to the Merger..................................     3
  Termination of the Merger Agreement.......................     4
  Break-up Fee..............................................     4
QUESTIONS AND ANSWERS ABOUT THE MERGER......................     5
  Who Can Help Answer Your Questions........................     6
SPECIAL MEETING.............................................     7
  Time and Place; Proxy Solicitation........................     7
  Purpose...................................................     7
  Who Can Vote; Record Date.................................     7
  Vote Required; Voting Procedures..........................     7
  Voting by Proxy...........................................     8
  Other Business; Adjournments..............................     8
THE MERGER..................................................     8
  General...................................................     8
  Background of the Merger..................................     8
  Recommendation of Simpson's Board of Directors............    11
  Simpson's Reasons for the Merger..........................    11
  Simmer Acquisition Company's Reasons for the Merger.......    13
  Opinion of Simpson's Financial Advisor....................    13
  Amount and Source of Funds and Financing of the Merger....    18
  Material Federal Income Tax Consequences..................    19
  Regulatory Matters........................................    20
  Accounting Treatment of the Merger........................    20
INTERESTS OF CERTAIN PERSONS IN THE MERGER..................    20
  Stock Options.............................................    20
  Severance Agreements......................................    20
  Restricted Stock Awards...................................    21
  Other Employee Benefits...................................    21
  Indemnification and Insurance.............................    22
THE MERGER AGREEMENT........................................    22
  The Merger................................................    22
  Consideration in the Merger...............................    22
  Appraisal and Dissenters' Rights..........................    22
  Options and Restricted Stock Awards.......................    22
  Exchange of Shares........................................    23
  The Surviving Corporation.................................    23
  Representations and Warranties............................    23

                                                               PAGE
                                                               ----
  Covenants of Simpson......................................    24
  Covenants of Simmer Acquisition Company...................    26
  Covenants of Simpson and Simmer Acquisition Company.......    27
  Principal Conditions to the Completion of the Merger......    28
  Termination; Break-up Fee.................................    28
  Amendments; Waivers.......................................    29
CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS.......    30
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL
  OWNERS....................................................    31
  Five Percent Holders and Executive Officers and Directors
     of Simpson.............................................    31
  Security Ownership of Certain Beneficial Owners...........    31
  Security Ownership of Management..........................    32
INFORMATION ABOUT SIMMER ACQUISITION COMPANY, SIMMER
  ACQUISITION CORPORATION AND HEARTLAND.....................    32
  Simmer Acquisition Company LLC............................    32
  Simmer Acquisition Corporation............................    33
  Heartland Industrial Partners, L.P. ......................    33
  Heartland Industrial Associates L.L.C. ...................    33
APPRAISAL OR DISSENTERS' RIGHTS.............................    33
FUTURE SHAREHOLDER PROPOSALS................................    33
WHERE YOU CAN FIND MORE INFORMATION.........................    33


                                LIST OF ANNEXES

  Annex A Agreement and Plan of Merger
  Annex B Opinion of PaineWebber Incorporated

                               SUMMARY TERM SHEET

     This summary contains selected information from this proxy statement. To understand the merger fully and to obtain a more complete description of the legal terms of the merger, you should carefully read this entire document, including the Annexes. See "Where You Can Find More Information" on page 33.

THE PARTIES

SIMPSON INDUSTRIES, INC.
47603 Halyard Drive
Plymouth, Michigan 48170-2429
Telephone: (734) 207-6200

     Simpson, a Michigan corporation, develops and produces precision-engineered automotive components and modular systems for automotive, sport utility, light- and heavy-duty truck and diesel engines. Simpson's major product lines include vibration control products, air conditioning compressor components, wheel-end and suspension components and assemblies, oil pumps, water pumps and other modular engine assemblies and transmission and driveline components that are machined from castings and forgings. These products are produced principally for original equipment manufacturers in North America and Europe.

SIMMER ACQUISITION CORPORATION

c/o Heartland Industrial Group L.L.C.

55 Railroad Avenue
Greenwich, Connecticut 06830
Telephone: (203) 861-2622

     Simmer Acquisition Corporation, a Michigan corporation, is controlled by Simmer Acquisition Company. Simmer Acquisition Corporation is a transitory merger vehicle that was formed for the sole purpose of facilitating the acquisition of Simpson. Accordingly, it does not have and is not expected to have business activities, assets or liabilities, other than those arising under the Agreement and Plan of Merger.

SIMMER ACQUISITION COMPANY LLC

c/o Heartland Industrial Group L.L.C.

55 Railroad Avenue
Greenwich, Connecticut 06830
Telephone: (203) 861-2622


     Simmer Acquisition Company LLC, a Delaware limited liability company, is controlled by Heartland. Prior to the merger, Heartland may arrange for equity commitments to be provided to Simmer Acquisition Company by other equity investors. In such event, Heartland will continue to control Simmer Acquisition Company, but may reduce its equity commitment to the extent of the investment by other equity investors. Simmer Acquisition Company was formed to serve as a parent company of Simmer Acquisition Corporation in order to facilitate the merger and the financing for the merger. Simmer Acquisition Company does not have and is not expected to have business activities, assets or liabilities, other than those arising under or relating to the Agreement and Plan of Merger.


HEARTLAND INDUSTRIAL PARTNERS, L.P.

c/o Heartland Industrial Group L.L.C.

55 Railroad Avenue
Greenwich, Connecticut 06830
Telephone: (203) 861-2622

     Heartland Industrial Partners, L.P., is a Delaware limited partnership established in January 2000. Heartland is a private equity firm formed to focus on investments in industrial companies. The general partner of Heartland is Heartland Industrial Associates L.L.C. The management, operation and policy of Heartland is vested exclusively in Heartland Industrial Associates L.L.C., as general partner.

HEARTLAND INDUSTRIAL ASSOCIATES L.L.C.


c/o Heartland Industrial Group L.L.C.

55 Railroad Avenue
Greenwich, Connecticut 06830
Telephone: (203) 861-2622

     Heartland Industrial Associates L.L.C. is a Delaware limited liability company. Heartland Industrial Associates L.L.C. was formed in December 1999 to serve as the general partner of Heartland and to focus, through its affiliates, on investments in industrial companies. The sole member of Heartland Industrial Associates L.L.C. is David Stockman. Heartland Industrial Associates L.L.C. is managed by its sole member, and there are no managers of Heartland Industrial Associates L.L.C.

THE MERGER (SEE PAGE 8)

     We have attached the Agreement and Plan of Merger as Annex A to this proxy statement. We encourage you to read the agreement in its entirety because it is the legal document that governs the merger.


     In the merger, Simmer Acquisition Corporation will be merged with and into Simpson, with Simpson surviving the merger. Each share of Simpson common stock outstanding at the time of the merger will be converted into the right to receive $13.00 in cash from Simmer Acquisition Corporation. After the merger is completed, Simpson will be a wholly-owned subsidiary of Simmer Acquisition Company.


SIMPSON'S RECOMMENDATIONS TO SHAREHOLDERS (SEE PAGE 11)

     Simpson's board of directors believes that the terms of the Agreement and Plan of Merger and the merger are advisable and in your best interests and that the $13.00 per share merger consideration is fair to Simpson shareholders. Your board of directors recommends that you vote "FOR" the approval of the Agreement and Plan of Merger and the merger.

SIMPSON'S REASONS FOR THE MERGER (SEE PAGE 11)

     In reaching its conclusion to approve and recommend the Agreement and Plan of Merger and the merger, Simpson's board of directors considered, among other factors, the following:

     - the opportunity for Simpson shareholders to receive a significant premium over the market price for their Simpson common stock in the merger;

     - a review of the timing of, and possible strategic alternatives to, the merger;

     - the fact that the consideration to be received by Simpson shareholders in the merger will consist entirely of cash; and

     - the factors described in detail on pages 11 through 13.

OPINION OF SIMPSON'S FINANCIAL ADVISOR (SEE PAGE 13)

     In connection with the merger, Simpson's board of directors received and considered the opinion of its financial advisor, PaineWebber Incorporated, as to the fairness, from a financial point of view, of the merger consideration to the holders of Simpson's common stock. The full text of PaineWebber's written opinion dated September 28, 2000 is attached to this proxy statement as Annex B. PAINEWEBBER'S OPINION IS ADDRESSED TO SIMPSON'S BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER WITH RESPECT TO ANY MATTER RELATING TO THE PROPOSED MERGER.

     We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken.

WHAT SHAREHOLDERS WILL RECEIVE (SEE PAGES 22 AND 23)

     As a result of the merger, you will be entitled to receive $13.00 in cash for each share of Simpson common stock you own at the effective time of the merger.

     If you have been granted restricted stock awards, immediately prior to the effective time of the merger those restricted stock awards will be treated as having vested and all restrictions pertaining to those awards will be treated as having lapsed. You will be entitled to receive $13.00 in cash for each share of restricted stock you own at the effective time of the merger.


WHAT HOLDERS OF OPTIONS WILL RECEIVE (SEE PAGES 22 AND 23)


     If you have been granted stock options that have an exercise price lower than $13.00 per share, your options will be canceled at or immediately prior to the effective time of the merger. Whether or not your options are then vested or exercisable, promptly after the merger you will receive, for each share of Simpson common stock subject to such options, the difference between $13.00 and the exercise price for that share, less any applicable withholding tax.

     If you have been granted employee stock options that have an exercise price higher than or equal to $13.00, those options will be canceled at the effective time of the merger without consideration.

APPRAISAL OR DISSENTERS' RIGHTS (SEE PAGE 33)

     Because you will receive cash for your shares in the event that the merger is approved by the holders of a majority of Simpson's common stock, you will not have any right to dissent or demand a judicial appraisal of the fair value of your shares.

SHAREHOLDER VOTE REQUIRED TO APPROVE THE MERGER (SEE PAGE 7)

     Under Michigan law and Simpson's Articles of Incorporation, approval and adoption of the Agreement and Plan of Merger and the merger require the favorable vote of the holders of at least a majority of the outstanding shares of Simpson common stock.


STOCK OWNERSHIP OF MANAGEMENT, DIRECTORS AND OTHER AFFILIATES (SEE PAGES 31 AND
32)



     On November 10, 2000, the record date for Simpson's special meeting, directors and executive officers of Simpson and their associates and affiliates owned and were entitled to vote 468,491 shares of Simpson common stock, or approximately 2.6% of Simpson's common stock outstanding on that date.


     All of the directors and executive officers who own common stock have indicated that they intend to vote in favor of the Agreement and Plan of Merger and the merger.

TAX CONSEQUENCES (SEE PAGE 19)

     Generally, the consideration received in the merger will be taxable for United States federal income tax purposes. You will recognize taxable gain or loss in the amount of the difference between $13.00 and your adjusted tax basis for each share of Simpson common stock that you own.

CONDITIONS TO THE MERGER (SEE PAGE 28)

     We will complete the merger only if specific conditions are satisfied or in some cases waived, including the following:

     - required approval and adoption of the Agreement and Plan of Merger by the holders of not less than a majority of the outstanding shares of Simpson common stock;

     - absence of any law or court order prohibiting the merger;

     - the completion of all required actions in connection with the merger by any governmental authority;

     - availability of sufficient debt financing; and,

     - receipt by each of the board of directors of Simpson, Simmer Acquisition Company and Simmer Acquisition Corporation of an opinion regarding the solvency of Simpson after the merger.

     The party entitled to assert the condition may waive some of its conditions to the merger, but not the first two listed above.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 28)

     Simpson and Simmer Acquisition Company can jointly agree to terminate the Agreement and Plan of Merger at any time before completing the merger. In addition, either Simpson or Simmer Acquisition Company can terminate the Agreement and Plan of Merger if:

     - we do not complete the merger by March 31, 2001; however, a party in breach of its obligations under the Agreement and Plan of Merger cannot terminate the Agreement and Plan of Merger for this reason;

     - a law or final and non-appealable court order prohibits the merger; however, a party in breach of its obligations under the Agreement and Plan of Merger resulting in any such prohibition cannot terminate the Agreement and Plan of Merger for this reason;

     - Simpson shareholders do not give the required approval;

     - the other party breaches in any material respect any of its representations or warranties or fails to comply in all material respects with any of its obligations under the Agreement and Plan of Merger, causing a failure to satisfy the condition that the representations and warranties be true in all material respects and the obligations under the Agreement and Plan of Merger be complied with at March 31, 2001; or

     - Simpson's board of directors withdraws or modifies in a manner adverse to Simmer Acquisition Company its recommendation of the Agreement and Plan of Merger or the merger to its shareholders; however, Simpson cannot terminate the Agreement and Plan of Merger until five business days after notice of such determination by Simpson's board of directors has been delivered to Simmer Acquisition Company and at the end of such period the board of directors confirms its determination that failing to withdraw or modify its recommendation would cause the board of directors to be in breach of its fiduciary duties to the shareholders.

BREAK-UP FEE (SEE PAGE 29)

     Simpson must pay Simmer Acquisition Company a break-up fee of $7.5 million in cash if:

     - a third party publicly announces an acquisition proposal for Simpson; and


     - the Agreement and Plan of Merger is terminated by either Simpson or Simmer Acquisition Company because Simpson's board of directors has adversely changed its recommendation of the Agreement and Plan of Merger or the merger or because the necessary shareholder vote for the Agreement and Plan of Merger or the merger is not obtained; and


     - Simpson or any of its subsidiaries enters into another agreement or consummates another transaction related to an acquisition proposal within six months of termination of the Agreement and Plan of Merger;

      OR,

     - a third party publicly announces an acquisition proposal for Simpson; and

     - the Agreement and Plan of Merger is terminated by either party because the transactions have not been consummated by March 31, 2001 or by Simmer Acquisition Company because Simpson has breached any of its obligations or representations and cannot cure the breach by March 31, 2001; and

     - Simpson or any of its subsidiaries enters into another agreement or consummates another transaction with that third party related to an acquisition proposal within six months of termination of the Agreement and Plan of Merger.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:    When and where is the special meeting?


A: The special meeting will take place at 10:00 a.m., local time, on December 15, 2000 at our principal executive offices located at 47603 Halyard Drive, Plymouth, Michigan 48170.


Q:    Who is entitled to vote?


A: Holders of record, including holders of restricted stock awards, of Simpson common stock as of the close of business on November 10, 2000 are entitled to one vote per share of Simpson common stock held.


Q:    What will I receive in the merger?

A: You will receive, for each share of Simpson common stock you hold at the time of the merger, $13.00 in cash. Holders of options will be treated as described in "Summary Term Sheet -- What Holders of Options Will Receive."

      See "Summary Term Sheet -- What Shareholders Will Receive" and the description of the Agreement and Plan of Merger beginning on page 22 for more information.

Q:    Who will own Simpson after the merger?

A: After the merger, Simpson will be a privately held company owned by Simmer Acquisition Company, which will be controlled by Heartland.

Q:    Why is the Simpson board of directors recommending the merger?

A: The Simpson board of directors believes that the merger is in the best interests of Simpson's shareholders and that the merger consideration is fair to Simpson's shareholders, based in part on the board of directors' familiarity with Simpson's business, on the form and amount of the merger consideration, and on the terms of the Agreement and Plan of Merger. See "The Merger -- Simpson's Reasons for the Merger" beginning on page 11 for more information.


Q: Does Simmer Acquisition Corporation have the financial resources to pay the merger consideration?



A: Simmer Acquisition Company is controlled by Heartland. Simmer Acquisition Company has obtained an equity commitment letter from Heartland committing it to provide $184.5 million, and Simmer Acquisition Corporation has obtained a bank commitment letter from The Chase Manhattan Bank, Chase Securities Inc. and Credit Suisse First Boston committing them to provide Simmer Acquisition Corporation an aggregate of $243 million, of which up to $193 million is available to finance the merger, refinance existing debt and pay transaction costs. We believe that the funds from these equity and debt commitments will be sufficient for these purposes. The funding of these commitments are subject to customary conditions. If the funds are not available from these sources, Simmer Acquisition Company is obligated to use commercially reasonable efforts to find other sources of financing to consummate the merger on terms reasonably acceptable to Simmer Acquisition Company. However, if the debt or equity financing are not available, we may not be able to complete the merger.


Q:    When do you expect to complete the merger?

A: We are working to complete the merger as soon as possible. We expect to complete the merger shortly after shareholder approval of the merger.

Q:    Will I be entitled to dissenters' or appraisal rights?

A: Because you will receive cash for your shares in the event that the merger is approved by the holders of a majority of Simpson's common stock, you will not have any right to dissent or demand a judicial appraisal of the fair value of your shares.

Q:    What vote is required for the approval of the merger?

A: The affirmative vote of the holders of at least a majority of the outstanding shares of Simpson common stock is required to approve the Agreement and Plan of Merger and the merger.

      You may abstain from voting on the proposal to approve the Agreement and Plan of Merger and the merger; however, if you mark your proxy "ABSTAIN" with respect to the proposal, you will be in effect voting against the proposal. In addition, if you fail to send in your proxy, this will have the same legal effect as a vote against the merger.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be able to vote them on the merger. This is called a "broker non-vote" and will have the effect of voting against the merger. You should therefore instruct your broker how to vote your shares, following the directions provided by your broker.

Q:    What do I need to do now?

A: Just indicate on your proxy card how you want to vote, sign it and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. If you sign and send in your proxy card and do not indicate how you want to vote, Simpson will count your proxy card as a vote in favor of the proposal submitted at the special meeting. You may also attend the special meeting and vote your shares in person. You can find further details on how to vote by proxy on page 8.

Q:    What do I do if I want to change my vote?

A: Just send in or deliver a later-dated, signed proxy card or a written notice of revocation dated after the date of the proxy being revoked to Frank K. Zinn, Simpson's Secretary, before the special meeting. You can also attend the special meeting in person and vote. You can find further details on how to revoke your proxy on page 8.

Q:    Should I send in my stock certificates now?

A: No. If the merger is completed, we will send shareholders written instructions for turning in their stock certificates and being paid the merger consideration.

WHO CAN HELP ANSWER YOUR QUESTIONS

     If you have more questions about the merger, or if you would like additional copies of this document, you should contact:

                            Simpson Industries, Inc.
                              47603 Halyard Drive
                         Plymouth, Michigan 48170-2429

                            Attention: Frank K. Zinn

                           Telephone: (734) 207-6200
                           Telecopier: (734) 207-6500

                           Innisfree M&A Incorporated

                           1-888-750-5834 (toll-free)

                                SPECIAL MEETING


TIME AND PLACE; PROXY SOLICITATION


     The solicitation of the enclosed proxy is made by the board of directors of Simpson for use at the special meeting of shareholders of Simpson to be held at 47603 Halyard Drive, Plymouth, Michigan 48170, on December 15, 2000 at 10:00 a.m., and at any adjournment. This proxy statement and the enclosed proxy are being mailed or given to shareholders on or about November 15, 2000.



     The expense of this solicitation will be borne by Simpson. Solicitation will be by mail, and executive officers and other employees of Simpson may solicit proxies, without extra compensation, personally and by telephone and other means of communication. In addition, Simpson has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of $8,000, plus expenses. Simpson will also reimburse brokers and other persons holding Simpson common stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners.


PURPOSE

     At the special meeting, the shareholders of Simpson will be asked to consider and vote upon the proposal to approve and adopt the Agreement and Plan of Merger and the merger as well as any other business as may properly come before the special meeting.

WHO CAN VOTE; RECORD DATE


     Shareholders of record at the close of business on November 10, 2000 will be entitled to vote at the special meeting. On that date, there were 17,870,255 shares of Simpson common stock, par value $1.00 per share, outstanding and entitled to vote and 3,421 holders of record. Holders of record will be entitled to one vote for every share of common stock they hold on the record date.


VOTE REQUIRED; VOTING PROCEDURES

     QUORUM. The special meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock, is represented in person or by proxy. Broker non-votes and abstentions will be counted toward the establishment of a quorum.

     VOTE REQUIRED. Approval and adoption of the Agreement and Plan of Merger and the merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of Simpson common stock.

     BROKER NON-VOTES. If your broker holds shares in its name, the broker can vote on some "routine" proposals when it has not received your instructions. The broker cannot vote your shares on non-routine matters, such as the merger proposal. Therefore, without your instructions, your broker cannot vote your shares for the approval and adoption of this proposal. This is a "broker non-vote." A broker non-vote or the withholding of a proxy's authority will have the same legal effect as a vote against the merger.

     EFFECT OF ABSTAINING. You may abstain from voting on the proposal to approve the Agreement and Plan of Merger and the merger. If you mark your proxy "ABSTAIN" with respect to this proposal, you will be in effect voting against the proposal. In addition, if you fail to send in your proxy, this, too, will have the same legal effect as a vote against the merger.


     HOW DIRECTORS AND EXECUTIVE OFFICERS INTEND TO VOTE. Simpson's directors and executive officers hold in the aggregate approximately 2.6% of the common stock entitled to vote on the merger. All directors and executive officers of Simpson who hold stock entitled to vote on the merger have indicated to Simpson that they intend to vote their shares in favor of the Agreement and Plan of Merger and the merger.

VOTING BY PROXY

     Holders of record can ensure that their shares are voted at the special meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Returning the enclosed proxy card will not affect your right to attend the special meeting and vote.

     If you return a signed proxy card but do not provide voting instructions, the persons named as proxies on the proxy card will vote "FOR" the approval and adoption of the Agreement and Plan of Merger and the merger.


     Do not send in any stock certificates with your proxy card. Prior to the effective time of the merger, Simmer Acquisition Company will appoint a bank or trust company reasonably satisfactory to Simpson as the paying agent in connection with the merger. The paying agent will mail transmittal forms, with instructions for the surrender of Simpson common stock certificates, to you as soon as practicable after the completion of the merger.


     REVOKING YOUR PROXY. You may revoke your proxy at any time before it is voted by:

     - delivering a written notice of revocation dated later than the proxy being revoked to the Secretary of Simpson;

     - delivering to the Secretary of Simpson a duly executed proxy indicating a contrary vote bearing a later date than the proxy being revoked; or

     - attending the special meeting and voting in person.

     VOTING IN PERSON. If you are a holder of record and you plan to attend the special meeting and wish to vote in person, Simpson will give you a ballot at the special meeting. You should realize that attendance at the special meeting, however, will not in and of itself constitute a revocation of your proxy.

     ASSISTANCE. If you need help in changing or revoking a proxy, please contact Simpson at the address or phone number provided in this document under the caption "Who Can Help Answer Your Questions."

OTHER BUSINESS; ADJOURNMENTS

     The board of directors is not aware of any other matters to be presented at the special meeting of shareholders. If any other matters should properly come before the special meeting, the persons named as proxies in the enclosed proxy card will vote the proxies in accordance with their best judgment.

     Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by the Chairman of the meeting or by resolution of Simpson's board of directors.

                                   THE MERGER

GENERAL

     At the Simpson shareholders' special meeting, Simpson will ask its shareholders to vote upon a proposal to approve the Agreement and Plan of Merger and the merger of Simmer Acquisition Corporation, a wholly-owned subsidiary of Simmer Acquisition Company LLC, with and into Simpson.

     We have attached a copy of the Agreement and Plan of Merger as Annex A to this document. We urge you to read the Agreement and Plan of Merger in its entirety because it is the legal document governing the merger.

BACKGROUND OF THE MERGER

     As a matter of practice, the board of directors and management regularly review and evaluate Simpson's business direction and strategies to maximize shareholder value in light of the realities of the highly competitive industry in which it operates. The board and management have recognized the challenges presented by Simpson's small size in a global market, the trend towards consolidation and globalization of the industry, the cyclical nature of the business, and the increasing capital requirements needed to continue to grow Simpson's business and maintain its competitive position. The board has also considered that Simpson's strong operating performance has not been appropriately reflected in its stock price.

     In November 1997, following receipt of an unsolicited expression of interest from a third party, Simpson engaged PaineWebber Incorporated to assist in a review of strategic alternatives. The board reviewed various alternatives including a stock repurchase program, the pursuit of strategic acquisitions and the identification of potential acquirors. After extensive discussion with management and PaineWebber, the board concluded that remaining independent was the best course for Simpson at that time. The board then authorized management to explore a stock repurchase program. At its meeting in April 1998, the board approved a stock repurchase program for up to 650,000 shares of Simpson common stock.

     In July, 1998, senior management had preliminary discussions with a potential strategic buyer concerning the possibility of a business combination. On August 17, 1998, the board reviewed an informal proposal from the potential buyer to acquire Simpson. PaineWebber presented the board with an analysis of the transaction and, after full consideration, the board asked management to pursue further discussions with the potential buyer. On August 28, 1998, management informed the directors that management had been advised by the potential buyer that the severe adverse stock market conditions existing at that time precluded further consideration of the proposal.

     Between November 1998 and June 1999 Simpson and PaineWebber had periodic discussions with this potential strategic buyer and also informally approached and shared publicly available information with five other potential strategic acquirors, only one of whom had an interest in pursuing further discussions. The one additional party expressing some interest in Simpson indicated pricing levels that were at very modest premiums to the then market price of Simpson's common stock. During this time period, management revisited the topic of a business combination with the first potential strategic buyer identified by management but was unable to reach agreement on value despite the willingness of the board of directors to reduce the valuation previously discussed with this potential buyer in August 1998.

     At its November 1999 meeting, the board requested that senior management work with PaineWebber to prepare an updated analysis of strategic alternatives for presentation at the February 2000 board meeting.

     At the board's annual planning meeting in February 2000, management and PaineWebber reviewed with the board potential strategic and financial alternatives available to Simpson to maximize shareholder value. Extensive consideration was given to several strategic alternatives, including maintaining the status quo and pursuing strategic acquisitions, sales of specific business segments or product lines, various share repurchase programs, the feasibility and consequences of a leveraged buyout, as well as the potential sale of Simpson. Management reviewed the history of expressions of interest in Simpson from third parties and contacts which they had made over the past 24 months with a view to a possible sale or business combination. Following the board meeting, senior management had meetings with three financial sponsor groups to explore the feasibility of a leveraged buyout of Simpson, although no serious discussions developed from those meetings.

     At a regular meeting on April 17, 2000, the board continued its review of various strategic and business alternatives to maximize shareholder value, including the possible sale of Simpson to a strategic or financial buyer. PaineWebber presented and reviewed with the board a list of potential acquirors, foreign and domestic, which included strategic as well as financial buyers, and reiterated its view that a broad, private sale process was the best way to achieve the highest value for shareholders in the current environment. After a full review of Simpson's business plans, projections and outlook for the industry, the board authorized senior management to retain PaineWebber as its financial advisor, prepare a confidential information memorandum and initiate a process to obtain non-binding indications of interest to acquire Simpson. The Company was also advised in this process by Dykema Gossett PLLC, its outside legal counsel. At the April 17, 2000 meeting, the board also authorized a new share repurchase program to acquire up to 600,000 shares of common stock.

     During April and May 2000, PaineWebber conducted additional due diligence, held discussions with management and assisted management in the preparation of a confidential information memorandum relating to the potential sale of Simpson. The inquiry process developed by PaineWebber consisted of two rounds. Round 1 was conducted during late May and June 2000 and Round 2 was conducted during July through September 2000. During this process PaineWebber contacted and responded to inquiries from 38 potential strategic and financial bidders on behalf of Simpson. Twenty-four interested parties entered into confidentiality agreements with Simpson and received the confidential information memorandum as part of Round 1. The interested parties consisted of 13 strategic buyers and 11 financial buyers.

     Round 1 resulted in the submission of six preliminary non-binding indications of interest (one strategic buyer and five financial buyers). During the course of Round 1, the board also reviewed a non-binding indication of interest from the potential strategic buyer with whom Simpson had previous discussions over the previous 18 months. This indication of interest proposed an all stock "merger of equals" transaction.

     PaineWebber reviewed the results of Round 1 with the board of directors at a meeting held on June 29, 2000. After a full review and discussion of the preliminary indications of interest as well as the proposed merger of equals transaction, the board decided (i) to continue discussions with certain of the parties who had indicated an interest in acquiring Simpson, and (ii) to defer further dialogue concerning the proposed merger of equals transaction in light of the continuing discussions with other strategic and financial purchasers. Thereafter, Simpson received three additional preliminary non-binding indications of interest (two strategic buyers and one financial buyer).

     During July and August 2000, eight interested parties were granted access to management presentations from senior management of Simpson as well as additional Simpson data and information to enable such interested parties to conduct detailed due diligence concerning Simpson. In addition, each of the interested parties was given a draft merger agreement prepared by Dykema Gossett concerning the proposed terms for an acquisition of all of the common stock of Simpson for cash. On the basis of such presentations and due diligence review, each of the interested parties was asked to submit a final proposal for the acquisition of all of the common stock of Simpson for cash. Interested parties were also asked to include with their proposal a copy of the draft merger agreement marked to show any language changes necessary in order for the prospective purchaser to promptly execute the merger agreement.

     On September 1, 2000 Simpson issued a press release stating that Simpson expected earnings for the second half of fiscal year 2000 to be cut by about 10 cents to 12 cents a share as a result of a decline in heavy-duty volumes, the weak Euro, and increased product launch activities and that consequently earnings for fiscal year 2000 were projected in the range of $1.03 to $1.05 a share.

     At a special meeting held on September 12, 2000, management reviewed business unit performance and presented to the board a full year forecast reflecting a reduction in previously projected earnings. There was full discussion of conditions in the industry and outlook for the balance of the year and beyond. Dykema Gossett reviewed and discussed with the board the fiduciary duties of directors under Michigan law in the context of a possible sale of Simpson. PaineWebber again reviewed with the board other strategic alternatives for maximizing shareholder value, including remaining independent. PaineWebber also reviewed with the board the discussions to date with the prospective purchasers.

     By September 18, 2000, Simpson received three final proposals from financial buyers for the acquisition of Simpson, two written (including that of Heartland) and one oral. There were no final proposals submitted by any strategic buyer.

     On September 19, 2000, a special meeting of the board of directors took place to review the sale process and the final bids that had been submitted. Dykema Gossett again reviewed and discussed with the board the fiduciary duties of directors under Michigan law in the context of a possible sale of Simpson. PaineWebber provided a detailed review and analysis of the final bids received from the prospective purchasers, including the related bank financing commitments which accompanied the proposals. PaineWebber also reviewed with the board current information concerning the industry in which Simpson operates and the economic prospects for the near future. After full discussion and extensive questioning of management and Simpson's advisors, the board determined the proposal submitted by Heartland to be superior to the other proposals received. The board then authorized management to proceed to negotiate a definitive merger agreement with Heartland.

     On September 21, 2000, Dykema Gossett submitted to legal counsel for Heartland a revised draft merger agreement based upon the comments provided by Heartland with its final proposal. Over the next seven days, negotiations took place between the respective legal counsel to and senior management of Simpson and Heartland to finalize the terms of the merger agreement.

     On September 28, 2000, a special meeting of the board of directors was held to review the status of negotiations with Heartland. Representatives of Dykema Gossett and PaineWebber were also present. Current drafts of the Agreement and Plan of Merger, proposed board resolutions and other board materials had been provided to the directors prior to the meeting. Dykema Gossett reviewed in detail the terms of the Agreement and Plan of Merger, including the conditions to the obligation of each party to consummate the merger, provisions for the termination of the Agreement and Plan of Merger and the break-up fee and expense reimbursement payable by Simpson in certain circumstances. Dykema Gossett discussed specific provisions in the Agreement and Plan of Merger which would allow the board to negotiate with third parties who might submit unsolicited written acquisition proposals under certain circumstances and to terminate the Agreement and Plan of Merger in such circumstances.

     PaineWebber reviewed with the directors its analysis of the $13.00 per share cash consideration provided for in the Agreement and Plan of Merger and rendered its oral opinion, which opinion was subsequently confirmed by delivery of a written opinion dated September 28, 2000, to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the $13.00 per share cash consideration to be received in the merger by the Simpson shareholders was fair to the Simpson shareholders from a financial point of view. After extensive discussion and questioning of Simpson's management and advisors by the directors, members of Simpson's management who were not directors and representatives from PaineWebber were excused. Based upon the various factors considered by the directors, as described below under "The Merger -- Simpson's Reasons for the Merger" and "The Merger -- Recommendation of Simpson's Board of Directors," the board then unanimously determined that the Agreement and Plan of Merger and the transactions contemplated by the Agreement and Plan of Merger, including the merger, are advisable, fair to, and in the best interests, of the shareholders; approved the Agreement and Plan of Merger and the transactions contemplated by the Agreement and Plan of Merger, including the merger; and recommended that the shareholders approve the Agreement and Plan of Merger and the transactions contemplated by the Agreement and Plan of Merger, including the merger.

     The Agreement and Plan of Merger was executed by the parties early on the morning of September 29, 2000 at which time Simpson issued a press release announcing the execution of the Agreement and Plan of Merger.

RECOMMENDATION OF SIMPSON'S BOARD OF DIRECTORS

     The board of directors of Simpson has:

     - determined that the Agreement and Plan of Merger and the merger are advisable and in the best interests of Simpson's shareholders;

     - determined that the merger consideration is fair to Simpson's shareholders;

     - approved the Agreement and Plan of Merger and authorized the merger; and

     - recommended that shareholders vote "FOR" approval and adoption of the Agreement and Plan of Merger and the authorization of the merger.

SIMPSON'S REASONS FOR THE MERGER


     The board of directors believes that the merger is advisable and in the best interests of Simpson's shareholders and that the consideration in the merger is fair to Simpson's shareholders. Simpson's board of directors has approved and voted to enter into, and to recommend that Simpson shareholders vote to approve and adopt, the Agreement and Plan of Merger and the merger. In the course of reaching its decision to approve the Agreement and Plan of Merger, Simpson's board of directors consulted with Simpson's management, as well as its outside legal counsel and financial advisor, and considered a number of factors, including the following factors in favor of the merger:

     - the board of directors' familiarity with Simpson's business, operations, properties, assets, financial condition, operating results and prospects, including Simpson's recent and current financial performance and the implications thereof with respect to the potential market performance of Simpson common stock on a stand-alone basis;

     - the financial presentation of PaineWebber Incorporated on September 28, 2000, and the opinion of PaineWebber that, as of that date, the merger consideration was fair to the holders of Simpson common stock from a financial point of view. We have described PaineWebber's opinion in detail under the heading "The Merger -- Opinion of Simpson's Financial Advisor;"

     - the fact that the consideration to be received by Simpson shareholders in the merger will consist entirely of cash;

     - the process conducted with the assistance of PaineWebber to solicit proposals from 38 potential strategic and financial bidders and the board's conclusion that such process was likely to have elicited proposals from substantially all entities who could reasonably be expected to have an interest in acquiring Simpson and the ability to finance such a transaction;

     - the relationship between the merger consideration and the historical market prices and trading activity of Simpson common stock, and the opportunity for Simpson shareholders to receive a significant premium over the market price for their Simpson common stock in the merger;

     - the financial and other terms and conditions of the merger and the Agreement and Plan of Merger, including, without limitation, the terms of the Agreement and Plan of Merger which should not unduly discourage third parties from making bona fide proposals subsequent to the signing of the Agreement and Plan of Merger and, if any of these proposals were made, Simpson's board of directors, in the exercise of its fiduciary duties in accordance with the Agreement and Plan of Merger, could authorize Simpson to provide information to, engage in negotiations with, and, subject to provision of notice of such proposal to Simmer Acquisition Company prior to termination of the Agreement and Plan of Merger and payment of a break-up fee, enter into a transaction with, another party (as described under "The Merger Agreement -- Covenants of Simpson"). The board of directors concluded that the $7.5 million break-up fee should not deter a third party from making an offer that was more favorable to Simpson shareholders;

     - the Agreement and Plan of Merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of Simpson common stock; and

     - the terms of the debt and equity commitment letters provided or obtained by Heartland in connection with the transactions contemplated by the Agreement and Plan of Merger, the terms of which had been reviewed by Simpson and its representatives.

     The board of directors also considered the following factor that was not supportive of entering into the merger:


     - that, while the merger is likely to be completed, conditions to funding by the parties to the equity and debt commitments described in this proxy statement may not be satisfied or waived and Simmer Acquisition Company may not have sufficient funds to consummate the merger, even if approved by Simpson's shareholders (See "The Merger Agreement -- Principal Conditions to Completion of the Merger").


     In view of the number and wide variety of factors considered in connection with its evaluation of the merger, and the complexity of these matters, the board of directors did not find it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered. In addition, the board of directors did not undertake to assign any particular weight to any factor, but conducted an overall analysis of the factors described above. In considering the factors described above, individual members of the board of directors may have given different weight to different factors. Simpson's board of directors considered all these factors together and, on the whole, considered the weight of the factors to be favorable to, and to support, its determination.

SIMMER ACQUISITION COMPANY'S REASONS FOR THE MERGER

     As a result of the merger, Simmer Acquisition Company, an entity controlled by Heartland, will acquire all of the common stock of Simpson and will control Simpson. Heartland is engaging in the merger as part of its strategy to assemble companies that can be full service providers of engineered metal products for automotive and industrial customers. Heartland intends to buy, build and grow Simpson and other industrial companies in sectors that are attractive for consolidation and long-term growth. Heartland believes that the merger represents an opportunity for holders of Simpson common stock to receive a cash premium for their shares over the market price at which the shares were traded prior to the announcement of the merger.


     Recently, an affiliate of Heartland separately agreed to enter into a recapitalization agreement with MascoTech, Inc. which will cause MascoTech to be controlled by Heartland if the transactions in the recapitalization agreement are consummated. Neither Simpson nor MascoTech is a party to the other's agreement with Heartland's affiliates or has any right to participate in the other's merger or recapitalization, as the case may be. Upon completion of the MascoTech recapitalization, Heartland plans to consider a range of strategic relationships between Simpson and MascoTech, including a business combination. Heartland may effect such combination by transferring its interests in Simmer Acquisition Company to MascoTech or one of its subsidiaries following the recapitalization.


OPINION OF SIMPSON'S FINANCIAL ADVISOR

     THE FULL TEXT OF THE OPINION OF PAINEWEBBER, DATED SEPTEMBER 28, 2000, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT. SIMPSON SHAREHOLDERS ARE URGED TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY. THE SUMMARY OF THE PAINEWEBBER OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In connection with the Simpson board of director's consideration of the Agreement and Plan of Merger, PaineWebber delivered its written opinion, dated September 28, 2000, to the effect that, as of such date, and based upon its review and assumptions and subject to the limitations summarized below, the merger consideration to be received by the shareholders of Simpson pursuant to the merger is fair to the shareholders of Simpson from a financial point of view. The opinion was prepared at the request and for the information of the Simpson board of directors and does not constitute a recommendation to any holder of Simpson common stock as to how any such shareholder should vote with respect to the merger.

     In arriving at its opinion, PaineWebber, among other things:

     - Considered the outcome of the sale process for Simpson;

     - Reviewed the draft of the Agreement and Plan of Merger dated September 26, 2000;

     - Reviewed, among other public information, Simpson's Annual Reports, Reports on Form 10-K and related financial information for the five fiscal years ended December 31, 1999; and Simpson's Quarterly Reports on Form 10-Q and the related unaudited financial information for the six months ended June 30, 1999 and June 30, 2000;

     - Reviewed certain information, including financial forecasts internally prepared by management of Simpson, relating to the business, earnings, cash flow, assets and prospects of Simpson, furnished to PaineWebber by Simpson;

     - Conducted discussions with members of senior management of Simpson concerning its businesses and prospects;

     - Reviewed the historical market prices and trading activity for the shares of Simpson common stock and compared them with that of certain publicly traded companies which PaineWebber deemed to be relevant;

     - Compared the financial position and results of operations of Simpson with those of certain publicly traded companies which PaineWebber deemed to be relevant;

     - Compared the proposed financial terms of the merger contemplated by the Agreement and Plan of Merger with the financial terms of certain other mergers and acquisitions which PaineWebber deemed to be relevant;


     - Reviewed a commitment letter by a lender for $243 million in senior secured credit facilities for Simmer Acquisition Company dated September 18, 2000; and


     - Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as PaineWebber deemed necessary, including PaineWebber's assessment of general economic, market and monetary conditions.

     In preparing its opinion, PaineWebber relied on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to PaineWebber by Simpson, and PaineWebber did not assume any responsibility to independently verify such information. With respect to the financial forecasts internally prepared by management of Simpson, PaineWebber assumed, with Simpson's consent, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Simpson as to the future performance of Simpson. PaineWebber also relied upon assurances of Simpson's management that they were unaware of any facts that would make the information or financial forecasts provided to PaineWebber incomplete or misleading. PaineWebber did not undertake an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Simpson, nor was PaineWebber furnished with any such evaluations or appraisals. PaineWebber also assumed, with Simpson's consent, that any material liabilities or assets (contingent or otherwise, known or unknown) of Simpson were set forth in the consolidated financial statements of Simpson.

     The PaineWebber opinion was based upon economic, monetary and market conditions existing on the date of the opinion. Furthermore, PaineWebber expressed no opinion as to the price or trading ranges at which the Simpson common stock will trade after the date of the opinion.

     The PaineWebber opinion does not address the relative merits of the merger and any other transactions or business strategies that may have been discussed by the Simpson board of directors as alternatives to the merger, or the decision of the Simpson board of directors to proceed with the merger. Simpson did not place any limitations upon PaineWebber with respect to the procedures followed or factors considered in rendering the opinion.

     The following is a summary of the significant financial analyses performed by PaineWebber in connection with providing its written opinion dated September 28, 2000 to the Simpson board of directors:

     HISTORICAL STOCK PERFORMANCE. PaineWebber reviewed trading prices for the shares of Simpson common stock. This share price performance review indicated that for the latest twelve months ended September 26, 2000, the low and high closing prices for shares of Simpson's common stock were $7.09 and $12.13, respectively. PaineWebber also reviewed the Simpson common stock price on September 26, 2000 and averages over periods prior to September 26, 2000 as set forth in the following table:

TRADING PERIOD                                                 CLOSING PRICE
--------------                                                 -------------
September 26, 2000..........................................      $10.00

TRADING PERIOD                                                 AVERAGE PRICE
--------------                                                 -------------
Latest 30 days..............................................       $9.78
Latest 90 days..............................................       $8.95
Latest Twelve Months........................................       $9.95

     SELECTED COMPARABLE PUBLIC COMPANY ANALYSIS. Using publicly available information, PaineWebber compared selected historical and projected financial, operating and stock market performance data of Simpson to the corresponding data of certain publicly traded companies that PaineWebber deemed to be relevant to Simpson.

     The Simpson comparable companies consisted of:

American Axle & Manufacturing Holdings, Inc.            Dura Automotive Systems, Inc.
ArvinMeritor, Inc.                                      Federal-Mogul Corporation
BorgWarner Inc.                                         Hayes Lemmerz International, Inc.
Dana Corporation                                        Intermet Corporation
Delco Remy International, Inc.                          Tower Automotive, Inc.

     PaineWebber reviewed, among other information, the comparable companies' multiples of total enterprise value ("TEV"), which consists of the market value of equity plus total debt and minority interests minus cash, cash equivalents and marketable securities to:

     - Latest Twelve Months ("LTM") Revenue;

     - LTM EBITDA;

     - LTM Free Cash Flow ("FCF"), which equals LTM EBITDA minus LTM Capital Expenditures; and

     - LTM EBIT.

     PaineWebber also reviewed, among other information, the comparable companies' multiples of equity market value ("EMV") to:

     - LTM Net Income; and

     - Projected Earnings Per Share ("EPS") based on First Call Research consensus earnings estimates for the calendar year ending December 31, 2000.

     The Simpson comparable public company analysis resulted in the following ranges of values as of September 26, 2000:

ANALYSIS                                                  MARKET RANGE    RELEVANT RANGE
--------                                                 --------------   --------------
TEV/LTM Revenue........................................  0.23x to 0.87x   0.45x to 0.65x
TEV/LTM EBITDA.........................................   2.2x to  5.1x    4.0x to  5.0x
TEV/LTM FCF............................................   3.7x to 16.5x    6.5x to  7.5x
TEV/LTM EBIT...........................................   3.2x to  7.9x    6.0x to  7.0x
EMV/LTM Net Income.....................................   1.5x to  5.8x    4.5x to  5.5x
2000E EPS -- First Call................................   2.3x to  7.0x    4.5x to  6.0x

     The valuation range indicated by this analysis implied a value of $7.00 to $10.00 per share, based on Simpson's September 26, 2000 closing stock price of $10.00.

     PREMIUMS PAID ANALYSIS. PaineWebber reviewed purchase price per share premiums paid in publicly-disclosed cash mergers and acquisitions in non-financial industries announced and completed (excluding withdrawn transactions) since September 24, 1999 with market values between $100.0 million and

$500.0 million. This analysis indicated mean and median premiums to the target's closing stock prices on dates prior to the announcement as set forth in the following table:

                                                             MEAN/MEDIAN PREMIUM PAID
                                                             IN SELECT NON-FINANCIAL
PERIOD PRIOR TO ANNOUNCEMENT                                 MERGERS AND ACQUISITIONS
----------------------------                                 ------------------------
One day...................................................     34.7% / 26.6%
One week..................................................     40.4% / 31.2%
One month.................................................     44.1% / 37.1%

     Using this information and applying the Simpson common stock price one day, one week and one month prior to September 26, 2000 indicated implied stock prices of $12.75 to $13.75 per share for the select non-financial mergers and acquisitions.

     SELECTED COMPARABLE TRANSACTION ANALYSIS. PaineWebber reviewed publicly available financial information for selected mergers and acquisitions involving automotive supply companies. The selected public automotive supply companies PaineWebber analyzed included:

ACQUIRER                                    TARGET
--------                                    ------
Heartland Industrial Partners, L.P.         MascoTech, Inc.
Harvard Industries, Inc.                    Breed Technologies, Inc.
BC Partners Ltd.                            Mark IV Industries, Inc.
Meritor Automotive, Inc.                    Arvin Industries, Inc.
Cooper Tire & Rubber Company                The Standard Products Company
Tower Automotive, Inc.                      Active Tool & Manufacturing, Inc.
TI Group Automotive Systems                 Walbro Corporation
Arvin Industries, Inc.                      Mark IV Industries, Inc. (Purolator)
Eaton Corporation                           Aeroquip-Vickers, Inc.
Dura Automotive Systems, Inc.               Adwest Western Automotive, Inc.
Dura Automotive Systems, Inc.               Excel Industries, Inc.
The General Chemical Group Inc.             Defiance, Inc.

     PaineWebber reviewed the consideration paid based on stock prices on the day prior to the announcement of the comparable transactions and calculated multiples of TEV and EMV. The comparable transactions analysis resulted in the following ranges of values:

ANALYSIS                                                  MARKET RANGE    RELEVANT RANGE
--------                                                 --------------   --------------
TEV/LTM Revenue........................................  0.37x to 1.19x   0.65x to 0.85x
TEV/LTM EBITDA.........................................   4.7x to  7.5x    5.0x to  7.0x
TEV/LTM FCF............................................   6.8x to 16.0x   10.0x to 12.0x
TEV/LTM EBIT...........................................   7.7x to 12.2x    9.0x to 11.0x
EMV/LTM Net Income.....................................   7.2x to 36.5x   10.0x to 12.0x

     The valuation range indicated by this analysis implied a value of $12.00 to $17.00 per share.

     Because the reasons for and the circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of Simpson compared to the businesses, operations and prospects of the companies that were parties to the selected public automotive supply mergers and acquisitions analyzed, PaineWebber believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the characteristics of these transactions. These qualitative judgments did not lead to specific conclusions regarding the fairness of the merger consideration, but rather were part of PaineWebber's evaluation of the relevance of this analysis under the particular circumstances of the acquisition.

     DISCOUNTED CASH FLOW ANALYSIS. PaineWebber analyzed Simpson based on an unleveraged discounted cash flow analysis of the financial forecasts internally prepared by management of Simpson. Such projected financial performance was based upon a five-year forecast for Simpson provided by Simpson management. The discounted cash flow analysis determined the discounted present value of the unleveraged after-tax cash flows generated over the five-year period and then added a terminal value based upon ranges of Revenue, EBITDA, Free Cash Flow, and EBIT multiples from 0.45x to 0.65x, 4.0x to 5.0x, 6.5x to 7.5x, and 6.0x to 7.0x, respectively. The unleveraged after-tax cash flows and terminal value were discounted using a range of discount rates that PaineWebber deemed appropriate. The valuation range indicated by the Simpson analysis implied a value of $11.50 to $17.50 per share.

     LEVERAGED BUYOUT ANALYSIS. PaineWebber performed a leveraged buyout analysis of Simpson as a means of establishing the value of Simpson assuming the sale of Simpson to a typical financial buyer. A leveraged buyout ("LBO") involves the acquisition or recapitalization of a company financed primarily by incurring indebtedness that is serviced by the post-LBO operating cash flow of the company. For purposes of the leveraged buyout analysis PaineWebber assumed, among other things: (i) a purchase price per share range from $10.50 to $13.50;
(ii) purchase accounting; (iii) a closing date of December 31, 2000; and (iv) the hypothetical investors exit in four years (2004) at an EBITDA multiple of 5.5x. The valuation range indicated by this analysis implied a value of $10.50 to $12.50 per share.

     The summary of the PaineWebber opinion set forth above does not purport to be a complete description of the data or analyses presented by PaineWebber. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, PaineWebber believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, PaineWebber made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Simpson. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Accordingly, such estimates are inherently subject to substantial uncertainty and neither Simpson nor PaineWebber assume responsibility for the accuracy of such analyses and estimates. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

     Simpson selected PaineWebber to be its financial advisor in connection with the merger because PaineWebber is a prominent investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes.

     ENGAGEMENT LETTER. Pursuant to an engagement letter between Simpson and PaineWebber dated May 8, 2000, PaineWebber earned a fee of $500,000 for rendering the opinion dated September 28, 2000, independent of the result of the opinion. In addition, PaineWebber will receive a fee, payable upon completion of the merger, of approximately $2,350,000, against which the opinion fee will be credited, and will be reimbursed for certain of its related expenses. PaineWebber will not be entitled to any additional fees or compensation in the event the acquisition is not approved or otherwise consummated. Simpson also agreed, under a separate agreement, to indemnify PaineWebber, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling PaineWebber or any of its affiliates against certain liabilities, including liabilities under federal securities laws.

     Prior to this engagement, PaineWebber has provided investment banking and other financial services to Simpson, and has received fees for rendering those services. In addition, an officer of PaineWebber sits on the board of directors of Simpson.

     In the ordinary course of business, PaineWebber may actively trade the securities of Simpson for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.

AMOUNT AND SOURCE OF FUNDS AND FINANCING OF THE MERGER


     Simpson and Simmer Acquisition Company estimate that the total amount of funds required to purchase all of the outstanding common stock of Simpson is approximately $238.2 million and that the total amount of funds required to pay for the common stock, refinance outstanding debt and to pay all related fees and expenses is approximately $380.8 million. The completion of the merger is conditioned on Simmer Acquisition Corporation obtaining sufficient debt financing from The Chase Manhattan Bank, Chase Securities Inc. and Credit Suisse First Boston to finance (together with the equity contributions) the merger. Simmer Acquisition Company has committed to use commercially reasonable efforts to obtain financing sufficient to pay for the outstanding common stock of Simpson, to repay or refinance outstanding debt and to pay all related fees and expenses. However, if such financing cannot be arranged from The Chase Manhattan Bank, Chase Securities and CSFB and alternative sources of financing are not available, the merger will not be consummated.



     EQUITY COMMITMENT. On September 29, 2000, Simmer Acquisition Company received an executed commitment letter from Heartland Industrial Partners, L.P. for an equity investment of up to $184.5 million. Heartland's commitment is subject only to the satisfaction of the conditions to Simmer Acquisition Company's and Simmer Acquisition Corporation's obligations under the Agreement and Plan of Merger. The commitment letter also provides for indemnification by Simmer Acquisition Company of Heartland for any losses related to the Agreement and Plan of Merger or the commitment letter suffered by Heartland.


     Prior to the merger, Heartland may arrange for equity commitments to be provided to Simmer Acquisition Company by other equity investors. In such event, Heartland will continue to control Simmer Acquisition Company, but may reduce its equity commitment to the extent of the investment by other equity investors.


     CREDIT FINANCING. On September 28, 2000, Simmer Acquisition Corporation received an executed commitment letter from The Chase Manhattan Bank, Chase Securities and CSFB under which The Chase Manhattan Bank, Chase Securities and CSFB agreed to provide credit facilities consisting of a $75,000,000 tranche A term loan facility, a $118,000,000 tranche B term loan facility, and a $50,000,000 senior secured revolving credit facility. An amount to be agreed upon of the revolving facility will be available in the form of letters of credit. The net proceeds of the term loan facilities (together with proceeds of the equity contribution and other cash held by Simmer Acquisition Company) will be used to finance the merger, including repayment of some of Simpson's and its subsidiaries' existing debt and paying related fees and expenses. The proceeds of loans under the revolving facility will be used by Simpson for general corporate purposes after the merger. Letters of credit will be used by Simpson for general corporate purposes after the merger.



     - Loans under the tranche A facility will bear interest at a rate of, at Simmer Acquisition Corporation's option, adjusted LIBOR plus 3% or the alternate base rate plus 2%. The alternate base rate is the highest of The Chase Manhattan Bank's prime rate, the Federal Funds Effective Rate plus 1/2 of 1% and the Base CD rate plus 1%. Loans under the tranche B facility will bear interest at a rate of, at Simmer Acquisition Corporation's option, adjusted LIBOR plus 3.75% or the alternate base rate plus 2.75%. Loans under the revolving facility will bear interest at a rate of, at Simmer Acquisition Corporation's option, adjusted LIBOR plus 3% or the alternate base rate plus 2%.


     - The tranche A facility and the revolving facility will each mature five years and six months after the closing of the merger. The tranche B facility will mature seven years after the closing of the merger.


     - Loans under these facilities will be secured by all of the assets of Simpson, Simmer Acquisition Company and, with certain limited exceptions, Simpson's subsidiaries.

     Each of The Chase Manhattan Bank, Chase Securities and CSFB commitments is subject to customary conditions, including the negotiation, execution and delivery of definitive documentation with respect to each commitment. Simmer Acquisition Company does not have any plans or arrangements to refinance or repay the facilities to be entered into in connection with the merger, other than to make payments to the lenders at maturity and otherwise, in accordance with the facilities' terms. In the event Heartland determines to transfer its interests in Simmer Acquisition Company to MascoTech, it expects to have arranged for the necessary debt financing to complete the merger.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material U.S. federal income tax consequences of the merger. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated under the Code, Internal Revenue Service rulings, and judicial and administrative rulings in effect as of the date of this document, all of which are subject to change, possibly with retroactive effect. This discussion assumes that shareholders have held their Simpson common stock as "capital assets" (generally, property held for investment) under the Internal Revenue Code. This discussion does not address all aspects of federal income taxation that may be relevant to a shareholder in light of the shareholder's particular circumstances or to those shareholders subject to special rules, such as shareholders who are not citizens or residents of the United States, financial institutions or broker-dealers, tax-exempt organizations, insurance companies, dealers in securities, foreign corporations, shareholders who acquired their common stock through the exercise of options or similar derivative securities or otherwise as compensation or shareholders who hold their common stock as part of a straddle or conversion transaction. This discussion does not address the U.S. federal income tax consequences to holders of restricted stock awards or options on Simpson's common stock.

     The disposition of Simpson common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, a shareholder of Simpson common stock will recognize capital gain or loss in an amount equal to the difference between (i) the amount realized in the merger and (ii) such shareholder's adjusted tax basis in the shares of common stock surrendered in the merger. A shareholder's adjusted tax basis in the shares of common stock generally will equal the beneficial owner's purchase price for such shares of common stock. Gain or loss must be determined separately for each block of common stock (i.e., common stock acquired at the same cost in a single transaction) surrendered in the merger.

     Net capital gain recognized by non-corporate taxpayers from the sale of property held more than one year will generally be taxed at a rate not to exceed 20% for U.S. federal income tax purposes. Net capital gain from property held for one year or less will be subject to tax at ordinary income tax rates. In addition, capital gains recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are allowed to offset a limited amount of capital losses against ordinary income.

     Payments in connection with the merger may be subject to "backup withholding" at a rate of 31%, unless a shareholder of common stock:

     - comes within certain exempt categories (generally including corporations, financial institutions and certain foreign individuals) under backup withholding rules, or

     - provides the payer of such payments with the shareholder's correct taxpayer identification number on Form W-9 and certifies under penalty of perjury that such number is correct and that such shareholder is not subject to backup withholding.

     Backup withholding is not an additional tax but merely an advance payment; any amounts so withheld may be credited against the U.S. federal income tax liability of the shareholder subject to the withholding and may be refunded to the extent it results in an overpayment of tax. Each shareholder of common stock should consult its own tax advisor as to its qualification for exemption from backup withholding and the procedure for obtaining this exemption.

     We intend this discussion to provide only a summary of the material federal income tax consequences of the merger to the shareholders. In addition, we do not address tax consequences that may vary with or are contingent upon individual circumstances, including any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, we strongly urge you to consult your tax advisor to determine your particular U.S. federal, state, local or foreign income or other tax consequences resulting from the merger, with respect to your individual circumstances.

REGULATORY MATTERS


     MERGER AGREEMENT. We have filed the required notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and on October 31, 2000 the required waiting period under the Hart-Scott-Rodino Act was terminated. The Antitrust Division of the United States Department of Justice, the Federal Trade Commission or any state or foreign governmental authority could take action with respect to the merger under the antitrust laws as it deems necessary in the public interest. This action could include seeking to enjoin the merger or seeking Heartland's divestiture of Simpson or Simpson's divestiture of all or some portion of its business. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.


     Based on information available to us, we believe that the merger will comply with all significant federal, state and foreign antitrust laws. We cannot assure you, however, that there will not be a challenge to the merger on antitrust grounds or that, if this challenge were made, we would prevail.

     OTHER LAWS. Simpson conducts operations in a number of other jurisdictions where regulatory filings, notifications or approvals with applicable commissions and other authorities may be required or advisable in connection with completion of the merger. Simpson currently is in the process of reviewing whether other filings or approvals may be required or desirable in these other jurisdictions. We recognize that some of these filings may not be completed before the closing, and that some of these approvals, which are not required to be obtained prior to the closing, may also not be obtained before the closing.

ACCOUNTING TREATMENT OF THE MERGER

     The merger will be accounted for by Simmer Acquisition Company as a "purchase" in accordance with generally accepted accounting principles. Consequently, the aggregate consideration paid by Simmer Acquisition Company in connection with the merger will be allocated to Simpson's assets and liabilities based upon their fair values, with any excess being treated as goodwill.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER


     In considering the recommendations of Simpson's board of directors with respect to the Agreement and Plan of Merger and the merger, Simpson shareholders should be aware that certain directors and members of management of Simpson have interests in the merger that are different from, or in addition to, their interests as Simpson shareholders generally. Simpson's board of directors was aware of these interests and considered them, among other matters, in approving the merger.


STOCK OPTIONS

     Pursuant to the Agreement and Plan of Merger, each outstanding stock option, whether vested or not, will be canceled and holders of options with an exercise price per share that is less than the merger consideration received by the shareholders will after the merger receive for each share of Simpson common stock subject to such options an amount equal to the merger consideration less the applicable exercise price and any applicable withholding tax for each such share. Any option, whether vested or not, with an exercise price that is equal to or more than the merger consideration will be canceled.

SEVERANCE AGREEMENTS

     Consummation of the transactions contemplated by the Agreement and Plan of Merger may result in severance payments becoming payable to one or more of the following officers of Simpson pursuant to letter agreements between Simpson and such officer(s): Roy E. Parrott, George G. Gilbert, James A. Hug, James B. Painter, Vinod M. Khilnani, George A. Thomas, Charles A. Pestow, Richard R. Lefebvre, James T.

Strahley, and Jeoffrey A. Burris. The individual letter agreement with Mr. Parrott provides that, if Simpson terminates Mr. Parrott's employment during the three years following a change in control of Simpson, other than due to death or disability or for cause, or if Mr. Parrott terminates his employment for good reason, Simpson must pay Mr. Parrott a lump sum equal to 36 months of his base monthly compensation as of the date of termination, plus 36 months' worth of short term incentive bonus payments, calculated using the average of such bonus payments made to him during the two years prior to the termination. Mr. Parrott would also be entitled to receive full benefits under each employee welfare benefit plan for which he was eligible at the time of termination for up to 36 months, vesting credit of up to 36 months under Simpson's Supplemental Executive Retirement Plan, and would be fully vested in all outstanding stock options granted to him under any of Simpson's stock option plans prior to the change in control. Simpson is also obliged to "gross up" the payments to Mr. Parrott to the extent any of the payments are subject to excise tax as a result of being deemed "excessive parachute payments." The merger will constitute a change in control under the terms of this agreement.

     The individual letter agreements with Messrs. Gilbert, Hug, Painter, Pestow, Lefebvre, Strahley and Burris all provide that, if Simpson terminates such individual's employment during the two years following a change in control of Simpson other than due to death or disability or for cause, or if during that time such individual terminates his employment for good reason, Simpson must pay him his full base salary through the date of termination, plus any amounts due under Simpson's bonus plans. For 24 months after a change in control, each such individual would also be entitled to receive from Simpson his full salary plus 1/12 the average short-term incentive compensation accrued during the two years prior to termination. Simpson must also continue his participation in certain option programs, employee welfare benefits, allow him to immediately exercise any options he may hold to purchase Simpson's stock, and allow him full credit under Simpson's retirement plans for service through 24 months after a change in control. These amounts may be reduced to the extent that they would constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code. The merger will constitute a change in control under the terms of these agreements.

     The individual letter agreements with Messrs. Khilnani and Thomas provide that, if Simpson terminates such individual's employment during the two years following a change in control of Simpson other than due to death or disability or for cause, or if during that time such individual terminates his employment for good reason, Simpson must pay him a lump sum equal to 30 months of his base monthly compensation in effect at the date of termination plus 30 months' worth of short term incentive bonus payments calculated using the average of such payments made to him during the two years prior to the date of termination. Each individual would also be entitled to receive full benefits under each employee welfare benefit plan for which he was eligible at the time of termination for up to 30 months, vesting credit of up to 30 months under Simpson's Supplemental Executive Retirement Plan, and would be fully vested in all outstanding stock options granted to him prior to the change in control. These amounts may be reduced to 2.99 times the "base amount" as defined in Internal Revenue Code
Section 280G. The merger will constitute a change in control under the terms of these agreements.

RESTRICTED STOCK AWARDS

     All existing restricted stock awards will be treated as having vested and all restrictions pertaining to such awards will be treated as having lapsed immediately prior to the effective time of the merger.

OTHER EMPLOYEE BENEFITS

     Simmer Acquisition Company has agreed that for a period beginning at the effective time of the merger and ending on December 31, 2002, Simpson as the surviving corporation of the merger will continue to provide to its employees and its subsidiaries' employees compensation and employee benefits substantially equivalent to those in place at the time the Agreement and Plan of Merger was signed. Simpson and its subsidiaries will not, however, be required to offer compensation and benefit plans or arrangements with employer stock as a component.

     See "Merger Agreement -- Covenants of Simmer Acquisition
Company -- Employee Benefits After the Merger" for a description of the benefits provided by the agreement for employees of Simpson generally.

INDEMNIFICATION AND INSURANCE

     Under the Agreement and Plan of Merger, Simmer Acquisition Company has agreed to cause Simpson, as the surviving corporation, and its successors and assigns to:

     - for a period of six years after the merger, indemnify and hold harmless present and former directors and officers of Simpson and its subsidiaries for all acts or omissions occurring at or prior to the merger to the fullest extent permitted by law or provided under Simpson's articles of incorporation and bylaws as of the date of the Agreement and Plan of Merger; and

     - provide, for a period of six years after the merger, an insurance and indemnification policy that grants Simpson's officers and directors coverage for acts and omissions occurring prior to the merger on terms no less favorable than Simpson's policy in effect as of the date of the Agreement and Plan of Merger. In no event, however, will Simpson be required to pay annual premium payments for this coverage in excess of 225% of the annual premiums paid by Simpson as of the date of the Agreement and Plan of Merger and provided, further, that if the annual premiums for this coverage exceed that amount, Simpson will provide a policy providing the best available coverage obtainable for premiums not exceeding that amount.

     If Simpson were to merge or otherwise to dispose of all or substantially all of its assets, the surviving corporation or transferee must assume this obligation.

                              THE MERGER AGREEMENT

     The following is a summary of the material terms of the Agreement and Plan of Merger. The following description may not contain all the information about the agreement that is important to you. We encourage you to read the Agreement and Plan of Merger itself, which is attached as Annex A and incorporated by reference.

THE MERGER

     The Agreement and Plan of Merger provides that as promptly as practicable after all of the conditions to the merger have been satisfied or waived, Simmer Acquisition Corporation will be merged with and into Simpson, after which its separate existence will cease and Simpson will be the surviving corporation. The merger will become effective at the time the applicable certificate of merger is filed with the Department of Consumer and Industry Services of the State of Michigan, or at a later time as specified in that certificate of merger.

CONSIDERATION IN THE MERGER

     COMMON STOCK. At the effective time of the merger, each share of issued and outstanding Simpson common stock held by shareholders will be converted into the right to receive $13.00 in cash.

APPRAISAL AND DISSENTERS' RIGHTS

     Because Simpson's shareholders will receive cash for their shares in the event that the merger is approved by the holders of a majority of Simpson's common stock, no Simpson shareholder will be entitled to appraisal or dissenters' rights in connection with the merger.

OPTIONS AND RESTRICTED STOCK AWARDS

     Certain options are issued and outstanding under Simpson's 1984 Stock Option and Incentive Plan, its 1993 Executive Long-Term Stock Incentive Plan and its 1993 Non-Employee Director Stock Option Plan. At or immediately prior to the effective time of the merger, each such outstanding stock option, whether or not vested, will be canceled. Simpson will then, as soon as possible after the effective time of the merger, pay to the holders of such options an amount in cash equal to the excess, if any, of the merger consideration over the exercise price of the option, multiplied in each case by the number of shares the option holder could have purchased (assuming full vesting of all options) had the holder fully exercised the option immediately prior to the effective time of the merger. Options with an exercise price below the merger consideration will be cancelled with no consideration.

     Immediately prior to the effective time of the merger, all restricted stock awards granted under any of the option plans listed above will be treated as having vested and all restrictions on the awards will be treated as having lapsed.

EXCHANGE OF SHARES

     Prior to the effective time of the merger, Simmer Acquisition Company will appoint a paying agent for the payment of the merger consideration. Prior to the effective time of the merger, Simmer Acquisition Company will provide the paying agent funds in an amount sufficient to pay the merger consideration to the shareholders of Simpson.

     As soon as possible after the effective time of the merger, the paying agent will mail to each holder of record of Simpson common stock as of the effective date a letter of transmittal and instructions. For a period of six months after the effective time of the merger, holders of Simpson common stock certificates may surrender their certificates and a duly executed letter of transmittal to the paying agent. Thereafter, until two years after the effective date of the merger, holders may surrender their certificates and a duly executed letter of transmittal to Simpson. In either case, upon surrender, the holders will receive the merger consideration multiplied by the number of shares represented by each certificate surrendered. After the effective time of the merger, and until surrendered, each certificate for Simpson stock will only represent the right to receive the merger consideration and holders of such certificates shall cease to have any rights with respect to the shares represented by such certificates.

     Shareholders must surrender their certificates for common stock of Simpson prior to two years after the effective time of the merger in order to receive the merger consideration.

     The merger consideration paid in the merger will be paid in full to the holders of shares without interest, and will be subject to reduction only for any applicable United States federal or other withholding or stock transfer taxes payable by such holder.

THE SURVIVING CORPORATION

     Immediately after the effective time of the merger:

     - the articles of incorporation of Simmer Acquisition Corporation in effect at the effective time of the merger will become the articles of incorporation of Simpson, provided that the articles of incorporation of Simmer Acquisition Corporation will be amended to reflect Simpson's name;

     - the bylaws of Simmer Acquisition Corporation in effect at the effective time of the merger will become the bylaws of Simpson; and,

     - the directors of Simmer Acquisition Corporation and the officers of Simpson at the effective time of the merger will become the directors and officers, respectively, of Simpson at the effective time of the merger.

REPRESENTATIONS AND WARRANTIES

     Simpson and Simmer Acquisition Company make a number of reciprocal representations and warranties as to, among other things, due incorporation and good standing, corporate authority to enter into the contemplated transactions, information related to each of them supplied for use in this document, absence of conflicts, required consents, filings with governmental entities and finders' fees.

     Representations and warranties made solely by Simpson relate to the following items: capitalization, nature and ownership of subsidiaries and equity investments, delivery of and disclosure in required SEC filings, the form and substance of this proxy statement, absence of certain changes, absence of undisclosed material liabilities, compliance with laws and court orders, absence of litigation, filing and accuracy of tax returns, tax audits, tax effects of certain employment agreements, employee benefit plans, environmental matters, inapplicability of state anti-takeover statutes, rendering Simpson's rights agreement inapplicable to the merger and receipt of an opinion from a financial advisor.


     Representations and warranties made solely by Simmer Acquisition Company relate to receipt of commitment letters and other financing matters.

     Many of these representations and warranties will not be breached unless the breach of the representation or warranty has a material adverse effect on Simpson. For purposes of the Agreement and Plan of Merger, a material adverse effect can be one of two things. The first is a material adverse effect on the assets, liabilities (contingent or otherwise) condition (financial or otherwise), business or results of operations of Simpson and its subsidiaries, taken as a whole, other than any material adverse effects resulting or arising from:

     - the Agreement and Plan of Merger or the transactions contemplated by the Agreement and Plan of Merger or announcement of the execution of the Agreement and Plan of Merger or those transactions;

     - changes in circumstances or conditions affecting the industry in which Simpson and its subsidiaries operate or affecting industrial manufacturing companies in general;

     - changes in general economic, regulatory or political conditions or in financial markets in the U.S. or Europe; or

     - changes in generally accepted accounting principles.

     A material adverse effect can also be an effect which is materially adverse to the ability of Simpson or Simmer Acquisition Company to consummate the merger or the other transactions contemplated by the Agreement and Plan of Merger, other than effects arising out of the matters covered in the last three bullet points listed above.

     The representations and warranties in the Agreement and Plan of Merger do not survive the merger.

COVENANTS OF SIMPSON

     INTERIM OPERATIONS. Simpson has agreed, and has agreed to cause each of its subsidiaries, to conduct its operations according to its ordinary and usual course of business, consistent with past practice, and use all commercially reasonable efforts to preserve intact current business organizations, to keep available the services of current officers and employees, to preserve relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with Simpson or a subsidiary and to preserve goodwill.

     Subject to certain exceptions, Simpson has agreed not to, and to cause each of its subsidiaries not to, without the consent of Simmer Acquisition Company:

     - amend its corporate charter/organizational documents, or alter its corporate structure or its capitalization or the ownership of any material subsidiary;

     - merge or consolidate with another person or acquire a material amount of the stock or assets of another person;

     - sell, lease, license or otherwise dispose of any subsidiary or any material amount of assets, securities or property;

     - make capital expenditures that would exceed 110% of the amounts set forth in the most recent version of the business plan provided to Simmer Acquisition Company;

     - enter into any new material line of business;

     - amend, modify, terminate or waive any material rights under any material contracts with others;


     - issue or encumber capital stock of Simpson or any subsidiary of Simpson;

     - declare, set aside, make or pay any dividend or distribution, except that Simpson may pay quarterly cash dividends in and after the first quarter of 2001 not in excess of $.10 per share per quarter having customary record and payment dates and a wholly owned subsidiary may make a distribution to Simpson or another wholly-owned subsidiary of Simpson;

     - split, combine or reclassify any capital stock;

     - purchase, repurchase, redeem or otherwise acquire any of Simpson's securities;

     - incur any additional indebtedness for borrowed money except for borrowings in the ordinary course of business consistent with past practice as may be available under current facilities and in any case no more than $30 million in the aggregate;

     - issue or sell any debt securities;

     - make any loans to, capital contributions to, or investments in any other person;

     - assume, guaranty or endorse the obligations of another person;

     - increase the compensation or severance pay of an existing officer or director or enter into a new employment or severance agreement with an existing director or officer or new officer;

     - adopt any new employee benefit plan or change any existing employee benefit plan;

     - make any tax election or change methods of accounting;

     - pay, discharge or satisfy any claim, liability or obligation in excess of $1 million, or $3 million in the aggregate;

     - settle or compromise material litigation;

     - take any action which would make any representation or warranty inaccurate in any material respect or omit to take any action necessary to prevent any representation or warranty from being materially inaccurate; or

     - take any action with respect to the rights agreement.

     SHAREHOLDER MEETING; PROXY MATERIAL. Simpson has agreed to take all commercially reasonable actions and do all things necessary or advisable under the Agreement and Plan of Merger and applicable laws to hold a shareholders' special meeting, to make the appropriate filings with the SEC, to mail the proxy statements to the shareholders, to obtain the necessary shareholder approvals, and to comply with all applicable legal requirements.

     SIMPSON BOARD OF DIRECTORS' COVENANT TO RECOMMEND. The board of directors has agreed to recommend the approval and adoption of the Agreement and Plan of Merger and the merger to Simpson's shareholders. However, subject to the provisions of the Agreement and Plan of Merger described under the caption "No Solicitation" below, the board of directors can withdraw, or modify in a manner adverse to Simmer Acquisition Company, its recommendation if it determines in good faith after consultation with its outside legal counsel that failing to take such action would cause Simpson's board of directors to be in breach of its fiduciary duties to Simpson's shareholders under applicable law.

     ACCESS TO INFORMATION. Simpson has agreed that it and its subsidiaries will give Simmer Acquisition Company reasonable access to the books and records and other information concerning the business of Simpson and its subsidiaries.

     NO SOLICITATION. Simpson has agreed not to take the following actions (other than in connection with the merger):

     - seek, initiate, solicit or encourage any individual or entity to make an acquisition proposal;

     - enter into or participate in negotiations or discussions concerning an acquisition proposal with any other person or group;

     - furnish or disclose any non-public information or give access to any of the properties, employees, business, assets, books or records of Simpson or its subsidiaries, in connection with any acquisition proposal; or

     - approve or recommend or agree to approve or recommend any acquisition proposal.

     In response to an unsolicited acquisition proposal, the board of directors may furnish information and participate in discussions if the board of directors in good faith determines after consultation with its outside legal counsel that failing to take such action would cause the board of directors to be in breach of its fiduciary duties to Simpson's shareholders under applicable law. Prior to furnishing such information or participating in such discussions, Simpson and the party making such an offer must enter into a confidentiality agreement on customary terms. Simpson must also notify Simmer Acquisition Company of the receipt of, terms of, changes to, or modifications of, and the identity of the person making, such an acquisition proposal. The board of directors may also withdraw, or modify in a manner adverse to Simmer Acquisition Company, its recommendation of the merger if it determines in good faith after consultation with its outside legal counsel that failing to take such action would cause Simpson's board of directors to be in breach of its fiduciary duties to Simpson's shareholders under applicable law.

     The Agreement and Plan of Merger defines "acquisition proposal" as an offer or proposal for any acquisition or purchase of 30% or more of the consolidated assets of Simpson and its subsidiaries or an equity interest in Simpson representing in excess of 30% of the voting power of its securities, or any merger or other business combination, sale of substantially all of its assets or similar transaction involving Simpson or any of its material subsidiaries.

     Please see "The Merger Agreement -- Termination; Break-up Fee" for information on break-up fees.

     STATE TAKEOVER LAWS. Simpson will, upon the request of Simmer Acquisition Company, take all reasonable steps to assist in any challenge by Simmer Acquisition Company to the validity or applicability of any state takeover law to the merger. Because of the structure of the proposed merger transaction, no takeover provision under Michigan law is applicable.

     REPORTS. Simpson has agreed to provide Simmer Acquisition Company with internal financial information.

COVENANTS OF SIMMER ACQUISITION COMPANY

     ACTION. Simmer Acquisition Company has agreed to take all action necessary to cause Simmer Acquisition Corporation to perform its obligations and to consummate the merger on the terms and conditions in the Agreement and Plan of Merger.


     DIRECTOR AND OFFICER LIABILITY. Simmer Acquisition Company has agreed that the surviving corporation will, to the extent provided in the Agreement and Plan of Merger:


     - indemnify and hold harmless the present and former officers and directors of Simpson and each of its subsidiaries for a period of six years after the merger for acts or omissions occurring at or prior to the effective time of the merger; and

     - provide officers' and directors' liability insurance coverage for a period of six years after the effective time for acts or omissions occurring prior to the merger, subject to limitations on premium payments.

     These matters are discussed in more detail above under the heading "Interests of Certain Persons in the Merger -- Indemnification and Insurance."

     EMPLOYEE BENEFITS AFTER THE MERGER. For a period beginning at the effective time of the merger and ending on December 31, 2002, Simmer Acquisition Company will cause Simpson and its subsidiaries to provide to its employees who were employed immediately before the effective time of the merger substantially equivalent compensation and benefits. However, Simmer Acquisition Company will not be required to offer compensation or benefit plans where employer stock is a component. Simmer Acquisition Company will also cause Simpson to perform its duties under all benefit plans, although Simmer Acquisition Company may modify the plans to the extent modification is allowed by the terms of the plans themselves.

     These matters are also discussed above under the heading "Interests of Certain Persons in the Merger -- Severance Agreements" and "Interests of Certain Persons in the Merger -- Other Employee Benefits."

     FINANCING ARRANGEMENTS. Simmer Acquisition Corporation has agreed to use commercially reasonable efforts to obtain financing sufficient to pay amounts required by the Agreement and Plan of Merger, whether by taking advantage of existing commitments or otherwise.

COVENANTS OF SIMPSON AND SIMMER ACQUISITION COMPANY

     COMMERCIALLY REASONABLE EFFORTS. Simpson and Simmer Acquisition Company have agreed, subject to the fiduciary duties of Simpson's board of directors, to use commercially reasonable efforts to consummate the merger, including making filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if necessary.

     CERTAIN FILINGS. Simpson and Simmer Acquisition Company have agreed to cooperate with one another in connection with the preparation of Simpson's proxy statement, in making any other filings, furnishing information required in connection with the merger or with Simpson's proxy statement and in seeking to obtain any required actions, consents, approvals or waivers in a timely manner.

     PUBLIC ANNOUNCEMENTS. Simmer Acquisition Company and Simpson have agreed to consult with each other before issuing any press release or making any public statement with respect to the Agreement and Plan of Merger or the merger.

     NOTICES OF CERTAIN EVENTS. Simmer Acquisition Company and Simpson have agreed to promptly notify the other of:

     - any communication by any person claiming that its consent is required in connection with the transaction;

     - any notice from any governmental or regulatory agency in connection with the transaction;

     - any litigation commenced or threatened against Simpson or its subsidiaries;

     - the occurrence or non-occurrence of any fact or event which would reasonably be likely to cause any representation or warranty to be untrue in any material respect at any time up to and including the effective time of the merger or to cause any covenant, condition or agreement not to be complied with or satisfied; or

     - any failure of either party to comply with or satisfy any covenant, condition or agreement.

     CONFIDENTIALITY. Prior to the effectiveness of the merger and after any termination of the Agreement and Plan of Merger, each party has agreed to hold in confidence all confidential documents and information concerning the other party.

PRINCIPAL CONDITIONS TO THE COMPLETION OF THE MERGER

     MUTUAL CLOSING CONDITIONS. Each party's obligation to complete the merger is subject to the satisfaction of the following conditions:

     - approval by not less than a majority of the outstanding shares of Simpson common stock of the Agreement and Plan of Merger;

     - expiration of the waiting period under the Hart-Scott-Rodino Act and any other waiting periods under other applicable antitrust laws;

     - absence of legal prohibitions to the completion of the merger;

     - receipt of a solvency opinion addressed to the board of directors of Simpson, Simmer Acquisition Company and Simmer Acquisition Corporation as to the solvency of Simpson after giving effect to the transactions contemplated by the Agreement and Plan of Merger;

     - filings for all necessary licenses, permits, qualifications, consents, waivers, approvals, authorizations or orders must have been obtained and/or made by Simpson, except where the failure to do so would not be reasonably expected to have a material adverse effect; and

     - all actions by, or filings with, governmental bodies that are required to permit the consummation of the merger have been made.

     ADDITIONAL CLOSING CONDITIONS FOR SIMMER ACQUISITION COMPANY AND SIMMER ACQUISITION CORPORATION'S BENEFIT. The obligations of Simmer Acquisition Company and Simmer Acquisition Corporation to complete the merger are subject to the satisfaction of the following additional conditions, among others:

     - Simpson's performance in all material respects of all of its obligations under the Agreement and Plan of Merger;

     - the representations and warranties of Simpson must be true in all material respects as of the relevant times and Simpson shall have provided a certificate to this effect to Simmer Acquisition Company;

     - the absence of any legal prohibition restraining or preventing the merger or restraining the effective operation of the business of Simpson and its subsidiaries after the effective date of the merger;

     - completion of debt financing necessary to complete the merger;

     ADDITIONAL CLOSING CONDITIONS FOR SIMPSON'S BENEFIT. Simpson's obligation to complete the merger is subject to the satisfaction of the following additional conditions:

     - Simmer Acquisition Company's and Simmer Acquisition Corporation's performance in all material respects of all of their obligations under the Agreement and Plan of Merger;

     - Simmer Acquisition Company's representations and warranties must be true in all material respects as of the relevant times and Simmer Acquisition Company shall have provided a certificate to this effect to Simpson; and

     - the absence of any legal prohibition restraining or preventing the merger or restraining the effective operation of the business of Simpson and its subsidiaries after the effective date of the merger.

     The party entitled to assert the condition may waive some of its conditions to the merger, but no party may waive any of the first three conditions listed under "Principal Conditions to the Completion of the Merger -- Mutual Closing Conditions."

TERMINATION; BREAK-UP FEE

     TERMINATION. The Agreement and Plan of Merger may be terminated and the merger may be abandoned at any time prior to the effective time of the merger:

     - by mutual written consent of Simpson and Simmer Acquisition Company;

     - by either party, if: (i) the merger has not been completed before March 31, 2001, but the Agreement and Plan of Merger may not be terminated for this reason by a party whose breach of any provision of the Agreement and Plan of Merger resulted in the failure of the merger to be completed by March 31,

2001; (ii) the completion of the merger is legally prohibited by final and non-appealable order, judgment, injunction or decree, or by law, but the right to terminate under this provision is not available to a party whose breach results in the application of the legal prohibition; (iii) Simpson shareholders fail to give the required approval to the Agreement and Plan of Merger and the merger; or (iv) the board of directors fails to make or withdraws or adversely modifies its approval or recommendation of the merger; however, Simpson cannot terminate the Agreement and Plan of Merger until after five business days after notice of such determination by Simpson's board of directors is given to Simmer Acquisition Company;

     - by Simmer Acquisition Company, if Simpson breaches or fails to perform any representation, warranty, covenant or agreement in any material respect and cannot cure it by March 31, 2001; and

     - by Simpson, if Simmer Acquisition Company or Simmer Acquisition Corporation breaches or fails to perform any representation, warranty, covenant or agreement in any material respect and cannot cure it by March 31, 2001.

     EXPENSE REIMBURSEMENT. If the Agreement and Plan of Merger is terminated according to the terms listed above under conditions where Simmer Acquisition Company has satisfied all of the closing conditions for Simpson's benefit and Simpson has not satisfied all of the conditions for Simmer Acquisition Company's benefit then, if Simpson has not already paid the break-up fee described below, Simpson must pay Simmer Acquisition Company's and Simmer Acquisition Corporation's fees and expenses incurred in connection with the Agreement and Plan of Merger, up to a total of $1 million.

     BREAK-UP FEE. Simpson must pay Simmer Acquisition Company a break-up fee (referred to in the Agreement and Plan of Merger as the "topping fee") of $7.5 million, minus any previously reimbursed expenses of Simmer Acquisition Company, in each of the following circumstances:

     - (1) a third party publicly announces an acquisition proposal for Simpson, and (2) the Agreement and Plan of Merger is terminated because Simpson's board of directors has adversely changed its recommendation of the Agreement and Plan of Merger or the related merger or because the necessary shareholder vote for the Agreement and Plan of Merger and the merger are not obtained, and (3) Simpson or any of its subsidiaries enters into another agreement or consummates another transaction related to an acquisition proposal within six months of termination of the Agreement and Plan of Merger; or

     - (1) a third party publicly announces an acquisition proposal for Simpson, and (2) the Agreement and Plan of Merger is terminated by either party because the transactions have not been consummated by March 31, 2001, or by Simmer Acquisition Company because Simpson has breached any of its obligations or representations and cannot cure the breach by March 31, 2001, and (3) Simpson or any of its subsidiaries enters into another agreement or consummates another transaction with that third party related to an acquisition proposal within six months of termination of the Agreement and Plan of Merger.


AMENDMENTS; WAIVERS.


     Any provision of the Agreement and Plan of Merger may be amended or waived prior to the effective time of the merger if the amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Agreement and Plan of Merger, or in the case of a waiver, by each party against whom the waiver is to be effective, subject to applicable law. After the adoption of the Agreement and Plan of Merger by the shareholders of Simpson, however, no amendment may be made to the Agreement and Plan of Merger to reduce the amount or change the kind of consideration to be received by the shareholders without their further approval.

             CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

     We are including the following discussion to inform you generally of some of the risks and uncertainties that can affect Simpson and to take advantage of the "safe harbor" protection for forward-looking statements afforded under federal securities laws.

     From time to time, Simpson's management or persons acting on Simpson's behalf make forward-looking statements to inform existing and potential security holders about Simpson. These statements may include projections and estimates concerning the timing and success of specific projects and Simpson's future income or capital spending. Forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "plan," "goal" or other words that convey the uncertainty of future events or outcomes. In addition, sometimes we will specifically describe a statement as being a forward-looking statement. These statements by their nature are subject to risks, uncertainties and assumptions and will be influenced by various factors, including, but not limited to:

     - Simpson's ability to consummate the merger;

     - receipt of the required regulatory approvals related to the merger;

     - competition;

     - government regulation; and

     - general economic and business conditions.

Should any of the assumptions underlying a forward-looking statement prove incorrect, actual results could vary materially.

     Except for the historical information contained in this proxy statement, the matters discussed in this proxy statement are forward-looking statements that are subject to risks, uncertainties and assumptions. Actual results could differ materially based on numerous factors.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

FIVE PERCENT HOLDERS AND EXECUTIVE OFFICERS AND DIRECTORS OF SIMPSON


     Set forth below is information concerning beneficial ownership of Simpson common stock as of October 31, 2000 by (i) all persons known by Simpson to be the beneficial owners of five percent or more of Simpson common stock, (ii) each director of Simpson, (iii) each executive officer of Simpson and (iv) all directors and executive officers of Simpson as a group. Except as indicated below, each person exercises sole voting and investment power with respect to the shares listed.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information concerning those persons who are known by management of Simpson to be beneficial owners of more than 5% of Simpson's outstanding shares of common stock (as provided to Simpson by such persons or the record holders of such shares.)

NAME AND ADDRESS                                                 AMOUNT AND NATURE      PERCENT OF
OF BENEFICIAL OWNER                                           OF BENEFICIAL OWNERSHIP     CLASS
-------------------                                           -----------------------   ----------
State Street Research & Management Co. .....................      1,708,500 shrs.(1)       9.56%
One Financial Center
Boston, Massachusetts 02111-2690
Dimensional Fund Advisors, Inc. ............................      1,313,225 shrs.(2)       7.35%
c/o DFA Investment Dimensions Group Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
DePrince, Race & Zollo, Inc. ...............................      1,268,650 shrs.(3)       7.10%
201 South Orange Avenue, Suite 850
Orlando, Florida 32801
President and Fellows of Harvard College....................      1,147,800 shrs.(4)       6.42%
c/o Harvard Management Company, Inc.
600 Atlantic Avenue, Boston, Massachusetts 02210

-------------------------

(1) Voting power -- 1,708,500 shares (9.56%); as reported on a Form 13F-HR dated August 11, 2000, filed by State Street Research & Management.

(2) Sole voting power -- 1,313,225 shares (7.35%); sole investment power -- 1,313,225 shares (7.35%); as reported on a Form 13F-HR dated August 29, 2000, filed by Dimensional Fund Advisors Inc.

(3) Sole voting power -- 1,268,650 (7.1%); sole investment power -- 1,268,650 (7.1%); as reported on a Form 13F-HR dated August 15, 2000, filed by DePrince, Race & Zollo, Inc.

(4) Sole voting power -- 1,147,800 shares (6.42%); sole investment power -- 1,147,800 shares (6.42%); as reported on a Form 13F-HR/A dated August 8, 2000, filed by President and Fellows of Harvard College.

SECURITY OWNERSHIP OF MANAGEMENT


     The following table provides information about the beneficial ownership of Simpson's Common Stock by the directors and executive officers of Simpson.


                                                                    AS OF OCTOBER 31, 2000
                                                              -----------------------------------
                                                               AMOUNT AND NATURE OF      PERCENT
NAME                                                          BENEFICIAL OWNERSHIP(1)    OF CLASS
----                                                          -----------------------    --------
R.E. Parrott................................................          210,930              1.17%
W.J. Kirchberger............................................           93,432              0.52%
J.A. Hug....................................................           86,058              0.48%
F.L. Weaver.................................................           98,135(2)           0.54%
F.K. Zinn...................................................           62,061(3)           0.34%
V.M. Khilnani...............................................           40,976              0.22%
R.W. Navarre................................................           34,562              0.19%
G.R. Kempton................................................           33,813(4)           0.19%
G.A. Thomas.................................................           33,178(5)           0.18%
J.B. Painter................................................           23,102              0.13%
R.L. Roudebush..............................................           22,000              0.12%
S.F. Haka...................................................           10,020              0.05%
M.E. Batten.................................................           10,000              0.05%
                                                                      -------              ----
Directors and Executive Officers as a Group.................          758,267              4.18%


-------------------------

(1) Includes shares beneficially held for certain executive officers and directors under the Simpson Industries, Inc. Savings Plan and also includes 289,776 shares of Common Stock certain executive officers and directors may acquire within the next 60 days pursuant to the exercise of stock options under Simpson's long-term incentive plans.

(2) Includes 71,917 shares owned by Prudence B. Weaver, Mr. Weaver's wife, for her own benefit.

(3) Includes 50,061 shares owned jointly by Mr. Zinn and Ruth A. Zinn, his wife.

(4) Includes 20,463 shares owned jointly by Mr. Kempton and Joyce H. Kempton, his wife.

(5) Includes 9,898 shares owned jointly by Mr. Thomas and Carolyn C. Thomas, his wife.

                 INFORMATION ABOUT SIMMER ACQUISITION COMPANY,
                  SIMMER ACQUISITION CORPORATION AND HEARTLAND

SIMMER ACQUISITION COMPANY LLC


     Simmer Acquisition Company is a Delaware limited liability company, organized at the direction of Heartland Industrial Partners, L.P., its sole member, for the purpose of facilitating the merger and the financing of the merger. Simmer Acquisition Company does not have and is not expected to have business activities, assets or liabilities, other than those arising under or relating to the Agreement and Plan of Merger. Prior to the effective time of the merger, Heartland may arrange for equity commitments to be provided to Simmer Acquisition Company by other equity investors. In such event, Heartland will continue to control Simmer Acquisition Company, but may reduce its equity commitment to the extent of the investment by other equity investors. Simmer Acquisition Company was formed to serve as a parent company of Simmer Acquisition Corporation in order to facilitate the merger and the financing for the merger. Its business address is c/o Heartland Industrial Group, L.L.C., 55 Railroad Avenue, Greenwich, Connecticut 06830 and its telephone number is (203) 861-2622.


     We have not provided any financial or additional information for Simmer Acquisition Company since it is a transitory merger vehicle formed in connection with the proposed merger and has no independent operations, assets or liabilities, other than in connection with the Agreement and Plan of Merger.

SIMMER ACQUISITION CORPORATION

     Simmer Acquisition Corporation is a Michigan corporation organized at the direction of Simmer Acquisition Company, its sole shareholder. Simmer Acquisition Corporation is a transitory merger vehicle which was formed solely to facilitate the merger and will cease to exist at the time of the merger. Accordingly, it does not have and is not expected to have business activities, assets or liabilities, other than those arising under the Agreement and Plan of Merger. Its business address is c/o Heartland Industrial Group, L.L.C., 55 Railroad Avenue, Greenwich, Connecticut 06830 and its telephone number is (203) 861-2622.

HEARTLAND INDUSTRIAL PARTNERS, L.P.

     Heartland is a Delaware limited partnership established in January 2000. The general partner of Heartland is Heartland Industrial Associates L.L.C. The management, operation and policy of Heartland is vested exclusively in Heartland Industrial Associates L.L.C., as general partner. Heartland is a private equity firm formed to focus on investments in industrial companies. Its business address is c/o Heartland Industrial Group, L.L.C., 55 Railroad Avenue, Greenwich, Connecticut 06830 and its telephone number is (203) 861-2622.

HEARTLAND INDUSTRIAL ASSOCIATES L.L.C.

     Heartland Industrial Associates L.L.C. is a Delaware limited liability company. Heartland Industrial Associates L.L.C. was formed in December 1999 to serve as the general partner of Heartland and to focus, through its affiliates, on investments in industrial companies. The sole member of Heartland Industrial Associates L.L.C. is David Stockman. Heartland Industrial Associates L.L.C. is managed by its sole member and there are no managers of Heartland Industrial Associates L.L.C. Its business address is c/o Heartland Industrial Group, L.L.C., 55 Railroad Avenue, Greenwich, Connecticut 06830 and its telephone number is (203) 861-2622.

                        APPRAISAL OR DISSENTERS' RIGHTS

     Under Michigan law, because you will receive cash for your shares in the event that the merger is approved by the holders of a majority of Simpson's common stock, you will not have any right to dissent or demand a judicial appraisal of the fair value of your shares.

                          FUTURE SHAREHOLDER PROPOSALS

     Simpson will only hold an annual meeting in the year 2001 if the merger has not already been completed. If such annual meeting is held, shareholder proposals to be presented at the 2001 annual meeting must be received by Simpson not later than November 17, 2000 if they are to be included in Simpson's proxy statement for the 2001 annual meeting. Such proposals should be addressed to the secretary at Simpson's executive offices. Shareholder proposals or director nominations to be presented at the 2001 annual meeting or any special meeting which are not to be included in the proxy statement for that meeting must be received by Simpson not less than 60 nor more than 90 days prior to the date of the meeting in accordance with the procedures set forth in Simpson's bylaws.

                      WHERE YOU CAN FIND MORE INFORMATION

     Simpson files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Simpson files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an

Internet world wide web site that contains reports, proxy statements and other information about issuers, including Simpson, who file electronically with the SEC. The address of that site is http://www.sec.gov.

     Heartland has supplied all information contained in this proxy statement relating to Simmer Acquisition Company, Simmer Acquisition Corporation, Heartland or Heartland Industrial Associates L.L.C., and Simpson has supplied all information relating to Simpson.


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT, INCLUDING THE ANNEXES, TO VOTE ON THE AGREEMENT AND PLAN OF MERGER AND THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS PROXY STATEMENT IS DATED NOVEMBER 15, 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN IT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND ITS MAILING TO SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                  DATED AS OF
                               SEPTEMBER 29, 2000
                                     AMONG

                            SIMPSON INDUSTRIES, INC.
                         SIMMER ACQUISITION COMPANY LLC
                                      AND

                         SIMMER ACQUISITION CORPORATION

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
ARTICLE 1
  DEFINITIONS...............................................     A-1
     SECTION 1.01. Definitions..............................     A-1
ARTICLE 2
  THE MERGER................................................     A-4
     SECTION 2.01. The Merger...............................     A-4
     SECTION 2.02. The Effective Time.......................     A-4
     SECTION 2.03. Effect of the Merger.....................     A-4
     SECTION 2.04. Effect on Capital Stock..................     A-4
     SECTION 2.05. Payment for Shares.......................     A-5
     SECTION 2.06. Stock Options; Restricted Stock..........     A-6
     SECTION 2.07. Stock Transfer Books.....................     A-6
     SECTION 2.08. No Further Ownership Rights in the
      Shares................................................     A-6
     SECTION 2.09. Lost, Stolen or Destroyed Certificates...     A-6
     SECTION 2.10. Further Action...........................     A-7
ARTICLE 3
  THE SURVIVING CORPORATION.................................     A-7
     SECTION 3.01. Articles of Incorporation................     A-7
     SECTION 3.02. Bylaws...................................     A-7
     SECTION 3.03. Directors and Officers...................     A-7
ARTICLE 4
  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............     A-7
     SECTION 4.01. Corporate Existence and Power............     A-7
     SECTION 4.02. Corporate Authorization..................     A-7
     SECTION 4.03. Governmental Authorization...............     A-8
     SECTION 4.04. Non-contravention........................     A-8
     SECTION 4.05. Capitalization...........................     A-8
     SECTION 4.06. Subsidiaries.............................     A-9
     SECTION 4.07. SEC Filings..............................     A-9
     SECTION 4.08. Financial Statements.....................    A-10
     SECTION 4.09. Disclosure Documents.....................    A-10
     SECTION 4.10. Absence of Certain Changes...............    A-10
     SECTION 4.11. No Undisclosed Material Liabilities......    A-11
     SECTION 4.12. Compliance with Laws and Court Orders....    A-11
     SECTION 4.13. Litigation...............................    A-11
     SECTION 4.14. Finders' Fees............................    A-11
     SECTION 4.15. Taxes....................................    A-12
     SECTION 4.16. Employee Benefit Plans...................    A-12
     SECTION 4.17. Environmental Matters....................    A-14
     SECTION 4.18. Antitakeover Statutes and Rights
      Agreement.............................................    A-14
     SECTION 4.19. Opinion of Financial Advisor.............    A-15
     SECTION 4.20. Disclaimer of Other Representations and
      Warranties............................................    A-15
ARTICLE 5
  REPRESENTATIONS AND WARRANTIES OF PARENT..................    A-15
     SECTION 5.01. Corporate Existence and Power............    A-15
     SECTION 5.02. Authorization............................    A-15
     SECTION 5.03. Governmental Authorization...............    A-15
     SECTION 5.04. Non-contravention........................    A-15
     SECTION 5.05. Disclosure Documents.....................    A-16
     SECTION 5.06. Finders' Fees............................    A-16
     SECTION 5.07. Financing................................    A-16

                                                                PAGE
                                                                ----
ARTICLE 6
  COVENANTS OF THE COMPANY..................................    A-17
     SECTION 6.01. Conduct of the Company...................    A-17
     SECTION 6.02. Shareholder Meeting; Proxy Material......    A-19
     SECTION 6.03. Access to Information....................    A-19
     SECTION 6.04. No Solicitation..........................    A-19
     SECTION 6.05. State Takeover Laws......................    A-20
     SECTION 6.06. Reports..................................    A-20
ARTICLE 7
  COVENANTS OF PARENT.......................................    A-20
     SECTION 7.01. Obligations of Merger Sub................    A-20
     SECTION 7.02. Voting of Shares.........................    A-20
     SECTION 7.03. Director and Officer Liability...........    A-20
     SECTION 7.04. Employee Benefits after the Merger.......    A-21
     SECTION 7.05. Financing Arrangements...................    A-22
ARTICLE 8
  COVENANTS OF PARENT AND THE COMPANY.......................    A-22
     SECTION 8.01. Commercially Reasonable Efforts..........    A-22
     SECTION 8.02. Certain Filings..........................    A-23
     SECTION 8.03. Public Announcements.....................    A-23
     SECTION 8.04. Confidentiality..........................    A-23
     SECTION 8.05. Notices of Certain Events................    A-23
ARTICLE 9
  CONDITIONS TO THE MERGER..................................    A-24
     SECTION 9.01. Conditions to Obligations of Each
      Party.................................................    A-24
     SECTION 9.02. Conditions to Obligations of Parent and
      Merger Sub............................................    A-24
     SECTION 9.03. Conditions to Obligations of the
      Company...............................................    A-25
ARTICLE 10
  TERMINATION...............................................    A-25
     SECTION 10.01. Termination.............................    A-25
     SECTION 10.02. Effect of Termination...................    A-26
ARTICLE 11
  MISCELLANEOUS.............................................    A-26
     SECTION 11.01. Notices.................................    A-26
     SECTION 11.02. Survival of Representations and
      Warranties............................................    A-27
     SECTION 11.03. Amendments; No Waivers..................    A-27
     SECTION 11.04. Expenses; Topping Fee...................    A-27
     SECTION 11.05. Successors and Assigns..................    A-28
     SECTION 11.06. Governing Law...........................    A-28
     SECTION 11.07. Jurisdiction............................    A-28
     SECTION 11.08. Waiver of Jury Trial....................    A-28
     SECTION 11.09. Counterparts; Effectiveness; Benefit....    A-28
     SECTION 11.10. Entire Agreement........................    A-28
     SECTION 11.11. Captions................................    A-28
     SECTION 11.12. Severability............................    A-28
     SECTION 11.13. Specific Performance....................    A-29

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") dated as of September 29, 2000 among Simpson Industries, Inc, a Michigan corporation (the "COMPANY"), Simmer Acquisition Company LLC, a Delaware limited liability company ("PARENT"), and Simmer Acquisition Corporation, a Michigan corporation and a wholly owned subsidiary of Parent ("MERGER SUB").

                                   BACKGROUND

     WHEREAS, the Boards of Directors of Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective shareholders for the Company and Merger Sub to enter into a business combination upon the terms and subject to the conditions set forth herein;

     WHEREAS, the managers and members of Parent have determined that it is advisable and in the best interests of its members for the Company and Merger Sub to enter into a business combination upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, the Boards of Directors of Merger Sub and the Company have each approved the merger of Merger Sub with and into the Company in accordance with the applicable provisions of the Michigan Business Corporation Act and upon the terms and subject to the conditions set forth herein, and the Board of Directors of the Company has resolved and agreed to recommend that holders of outstanding Shares (as defined herein), approve the Merger;

     WHEREAS, in furtherance of such combination, the members and managers of Parent have approved the merger of Merger Sub with and into the Company in accordance with the applicable provisions of the Michigan Business Corporation Act and upon the terms and conditions set forth herein;

     WHEREAS, pursuant to the Merger (as defined in Section 2.01), each outstanding share of the Company's common stock, $1.00 par value, shall be converted into the right to receive the Merger Consideration (as defined in Section 2.04(a)), upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the representations and warranties and mutual covenants herein contained, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.01. Definitions.

     (a) The following terms, as used herein, have the following meanings:

     "ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, (i) any acquisition or purchase of 30% or more of the consolidated assets of the Company and its Subsidiaries, (ii) any acquisition or purchase of an equity interest in the Company representing in excess of 30% of the power to vote for the election of a majority of the directors of the Company, or any tender offer or exchange offer for equity securities of the Company as a result of which the offeror would hold such an equity interest in the Company or (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 30% of the consolidated assets of the Company, in each case other than the transactions contemplated by this Agreement.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Detroit are authorized or required by law to close.

     "BENEFICIALLY OWNED" means, with respect to any Shares held by any Person, that such Person is the beneficial owner of such Shares as defined in Rule 13d-3 promulgated under the 1934 Act.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY 10-K" means the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999.

     "ENVIRONMENTAL LAW" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction or governmental restriction or requirement or any agreement with any governmental authority, in each case as currently in effect, relating to the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

     "ENVIRONMENTAL PERMITS" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating to, the business of the Company or any Subsidiary as currently conducted.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "KNOWLEDGE" of the Company or the "Company's knowledge" or "known by the Company" means the actual knowledge of the senior officers of the Company listed on Schedule A attached hereto.

     "INTELLECTUAL PROPERTY" means patents, copyrights, trademarks (registered or unregistered), service marks, brand names, trade dress, trade names, computer software programs and applications (including imbedded software), the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing; and trade secrets and rights in any jurisdiction to limit the use of disclosure thereof by any person.

     "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "MATERIAL ADVERSE EFFECT" means, with respect to any Person, either (A) a material adverse effect on the assets, liabilities (contingent or otherwise), condition (financial or otherwise), business or results of operations of such Person and its Subsidiaries, taken as a whole or (B) an effect which is materially adverse to the ability of such Person and its Subsidiaries to consummate the transactions contemplated by this Agreement; provided that with respect to subclause (A) of this definition, any such effect resulting or arising from (i) this Agreement or the transactions contemplated hereby or the execution or announcement hereof, (ii) changes in circumstances or conditions affecting the industry in which the Company and its Subsidiaries operate or affecting industrial manufacturing companies in general, (iii) changes in general economic, regulatory or political conditions or in financial markets in the United States or Europe or (iv) changes in generally accepted accounting principles shall not be considered a Material Adverse Effect, and with respect to subclause (B) of this definition any such effect resulting from subclause
(ii), (iii) or (iv) above, shall not be considered a Material Adverse Effect.

     "MATERIAL SUBSIDIARY" means, with respect to the Company, all of the Subsidiaries of the Company other than Stahl International, Inc., Simpson Industries, LTDA, Simpson Sabind Industries Limited, and RJ Simpson India Private Limited.

     "MBCA" means the Michigan Business Corporation Act.

     "1933 ACT" means the Securities Act of 1933.

     "1934 ACT" means the Securities Exchange Act of 1934.

     "OPTION PLANS" means the Company's 1984 Stock Option and Incentive Plan, 1993 Executive Long-Term Stock Incentive Plan and 1993 Non-Employee Director Stock Option Plan.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "RIGHTS" means the common stock purchase rights attached to the Shares and issued pursuant to the Rights Agreement.

     "RIGHTS AGREEMENT" means the Rights Agreement between the Company and Harris Trust and Savings Bank, dated as of February 28, 1997.

     "SEC" means the Securities and Exchange Commission.

     "SHARES" means the shares of common stock, $1.00 par value, of the Company.

     "SPONSOR" means Heartland Industrial Partners, L.P., a Delaware limited partnership.

     "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other body performing similar functions are at any time directly or indirectly owned by such Person.

     "THIRD PARTY" means any Person as defined in Section 13(d) of the 1934 Act, other than Sponsor or Merger Sub or any of Sponsor's Affiliates.

     "TOPPING FEE" means a fee of $7.5 million, less any amount of expense reimbursement paid by the Company pursuant to Section 11.04(b), payable by wire transfer in same day funds to a bank account designated by Parent.

     Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

                            TERM                                SECTION
                            ----                                -------
Antitrust Law...............................................      8.01
Bank........................................................      5.07
Benefit Plans...............................................      4.16
Certificate of Merger.......................................      2.02
Certificates................................................      2.05
Commitment Letter...........................................      5.07
Company Proxy Statement.....................................      4.09
Company Representatives.....................................      6.04
Company SEC Documents.......................................      4.07
Company Securities..........................................      4.05
Company Subsidiary Securities...............................      4.06
Company Shareholder Meeting.................................      6.02
Confidentiality Agreement...................................      6.03
DOJ.........................................................      8.01
Effective Time..............................................      2.02
Equity Commitment Letters...................................      5.07
Equity Investors............................................      5.07
ERISA.......................................................      4.16
ERISA Affiliate.............................................      4.16
Financing Agreements........................................      7.05
Foreign Plan................................................      4.16
FTC.........................................................      8.01
GAAP........................................................      4.08
Indemnified Person..........................................      7.04
Merger......................................................      2.01

                            TERM                                SECTION
                            ----                                -------
Merger Consideration........................................      2.04
Multi-Employer Plan.........................................      4.16
Paying Agent................................................      2.05
Required Amount.............................................      5.07
Surviving Corporation.......................................      2.01
Tax Return..................................................      4.15
Taxes.......................................................      4.15
Taxing Authority............................................      4.15
Termination Date............................................     10.01
Transmittal Documents.......................................      2.05

                                   ARTICLE 2
                                   THE MERGER

     SECTION 2.01. The Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, Merger Sub shall be merged (the "MERGER") with and into the Company in accordance with the MBCA, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (THE "SURVIVING CORPORATION").

     SECTION 2.02. The Effective Time. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 10.01, as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in
Article 9, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the MBCA (the "CERTIFICATE OF MERGER"), together with any required related certificates, with the Department of Consumer and Industry Services of the State of Michigan, in such form as required by, and executed in accordance with the relevant provisions of, the MBCA. The Merger shall become effective at such time (the "EFFECTIVE TIME") as the Certificate of Merger is duly filed with the Department of Consumer and Industry Services of the State of Michigan or at such later time as may be specified in the Certificate of Merger. Prior to such filing a closing shall be held at the offices of Dykema Gossett PLLC, 39577 North Woodward Avenue, Suite 300, Bloomfield Hills, Michigan, unless another date, time or place is agreed to in writing by the parties hereto for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article 9.

     SECTION 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 2.04. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the holders of any of the following securities:

     (a) each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 2.04(b)), shall be converted into the right to receive $13.00, in cash (the "MERGER CONSIDERATION"); each such Share shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate formerly representing any such Shares shall, to the extent such certificate formerly represented such Shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration, upon surrender of such certificate in accordance with Section 2.05;

     (b) each Share owned by Parent or any of Parent's Subsidiaries immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

     (c) each share of common stock, without par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.

     SECTION 2.05. Payment for Shares.

     (a) Prior to the Effective Time, Parent shall designate a bank or trust company, reasonably acceptable to the Company, to act as paying agent in connection with the Merger (the "PAYING AGENT") pursuant to a paying agent agreement providing for the matters set forth in this Section 2.05 and otherwise reasonably satisfactory to the Company. At the Effective Time, Parent shall deposit, or cause to be deposited, in trust with the Paying Agent for the benefit of holders of Shares the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.04. Such funds shall be invested as directed by the Surviving Corporation pending payment thereof by the Paying Agent to holders of the Shares. Earnings from such investments shall be the sole and exclusive property of the Surviving Corporation and no part thereof shall accrue to the benefit of the holders of the Shares.

     (b) As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES"), whose Shares were converted pursuant to Section 2.04 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as the Surviving Corporation shall specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration (together, the "TRANSMITTAL DOCUMENTS"). Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, without any interest thereon, and less any applicable withholding taxes, and the Certificate so surrendered shall forthwith be canceled. Until surrendered in accordance with the provisions of and as contemplated by this Section 2.05 each Certificate (other than Certificates representing Shares subject to Section 2.04(b)) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.05. Upon the surrender of Certificates in accordance with the terms and instructions contained in the Transmittal Documents, Parent shall cause the Paying Agent to pay the holder of such Certificates in exchange therefor cash in an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Certificate (other than Certificates representing Shares subject to Section 2.04(b)).

     (c) If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer, that the signatures on the Certificate or any related stock power shall be properly guaranteed and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

     (d) From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided herein or by applicable law.

     (e) Promptly following the date which is six (6) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any cash (including any earnings and interest received with respect thereto), Certificates and other documents in its possession relating to the Merger, which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or similar laws) only as general creditors thereof with respect to the Merger

Consideration payable upon due surrender of their Certificates, without any interest thereon and the Paying Agent's duties shall terminate.

     (f) Parent or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of the Shares such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Paying Agent.

     (g) Notwithstanding anything to the contrary in this Section 2.05, none of the Paying Agent, Parent or the Surviving Corporation shall be liable to any holder of a Certificate formerly representing Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If Certificates are not surrendered prior to two (2) years after the Effective Time, unclaimed funds payable with respect to such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

     SECTION 2.06. Stock Options; Restricted Stock. (a) At or immediately prior to the Effective Time, each outstanding stock option to purchase Shares granted under any of the Option Plans, shall be canceled, and each holder of any such option, whether or not then vested or exercisable, shall be paid by the Surviving Corporation promptly after the Effective Time for each such option, in consideration therefor an amount in cash determined by multiplying (i) the excess, if any, of $13.00 per Share over the applicable exercise price of such option by (ii) the number of Shares such holder could have purchased (assuming full vesting of all options) had such holder exercised such option in full immediately prior to the Effective Time. The Company shall use all reasonable efforts to effectuate the foregoing, including without limitation, amending the Option Plans and obtaining any necessary consents from the holders of such options.

     (b) Immediately prior to the Effective Time, all restricted stock awards granted under any Option Plan shall be treated as having vested and all restrictions pertaining to such awards shall be treated as having lapsed.

     SECTION 2.07. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of any shares of capital stock thereafter on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 2. No interest shall accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented outstanding Shares.

     SECTION 2.08. No Further Ownership Rights in the Shares. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

     SECTION 2.09. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent or the Surviving Corporation, as applicable, shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration as provided in this Article; provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     SECTION 2.10. Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE 3

                           THE SURVIVING CORPORATION

     SECTION 3.01. Articles of Incorporation. The Articles of Incorporation of Merger Sub in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law; provided that, at the Effective Time, Article I of such Articles of Incorporation shall be amended to read that the name of the corporation is the same as the name of the Company.

     SECTION 3.02. Bylaws. The bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent that, except as set forth in the section or subsection of the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "DISCLOSURE SCHEDULE") corresponding to the relevant section or subsection of this Article 4:

     SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own or lease and operate its assets and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore delivered to Parent true and complete copies of the Articles of Incorporation and bylaws of the Company as currently in effect.

     SECTION 4.02. Corporate Authorization.

     (a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the Company's corporate powers and, except for the affirmative vote of the holders of a majority of the outstanding Shares in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any of the Company's capital stock necessary or required under applicable law or the Company's Articles of Incorporation and bylaws in connection with the consummation of the Merger. This Agreement constitutes a valid and binding obligation of the Company.

     (b) At a meeting duly called and held, the Board of Directors has (i) determined that this Agreement and the Merger are fair to and in the best interests of the shareholders of the Company (other than Parent and its Affiliates), (ii) approved and adopted this Agreement and the Merger and
(iii) resolved (subject to Section 6.04) to recommend approval and adoption of the Merger and this Agreement by the shareholders of the Company.

     SECTION 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any foreign, federal, state or local court, administrative agency, commission, governmental body, agency, official or authority, other than
(i) the filing of the Certificate of Merger with the Michigan Department of Consumer and Industry Services Corporation, Securities and Land Development Bureau, and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and of laws, rules and regulations analogous to the HSR Act existing in foreign jurisdictions, (iii) compliance with any applicable requirements of the 1934 Act and any other applicable securities laws, whether state or foreign, and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. As provided by Section 762(2)(b) of the MBCA, no shareholder is entitled to dissent from the Merger. Neither the Articles of Incorporation or Bylaws or any applicable law provide the shareholders with, nor has the board provided, pursuant to resolution or otherwise, the shareholders with, a right to dissent from the Merger in accordance with the provisions of Section 762 of the MBCA.

     SECTION 4.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of the Company, (ii) assuming compliance with the matters referred to in
Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, default, termination, cancellation, acceleration, change, loss or Lien referred to in clauses (iii) and (iv) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     SECTION 4.05. Capitalization.

     (a) The authorized capital stock of the Company consists of 55,000,000 Shares. As of the close of business on September 27, 2000, there were outstanding 17,874,374 Shares (including all shares of restricted stock outstanding under the Option Plans) and employee stock options to purchase an aggregate of 1,009,430 Shares (of which options to purchase an aggregate of 410,388 Shares were exercisable). All shares of capital stock of the Company outstanding as of the date hereof have been duly authorized and validly issued and are fully paid and nonassessable. All Shares issuable upon exercise of outstanding stock options have been duly authorized and, when issued, will have been validly issued and will be fully paid and nonassessable.

     (b) Except as set forth in this Section 4.05 and for changes since September 27, 2000 resulting from the award or grant of options or Shares awarded under the Option Plans, each in the ordinary course of business, or the exercise of stock options outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into, exercisable for, or exchangeable for capital stock or voting securities of the Company or (iv) stock appreciation, phantom stock or similar rights with respect to the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.

     (c) A list of the holders of options, the number of options held by each such holder, the exercise prices and the date of grant of each such option are set forth in Section 4.05(c) of the Disclosure Schedule. A list of the holders of Restricted Stock, the number of Shares of Restricted Stock held by each such holder and the date of grant is set forth in Section 4.05(c) of the Disclosure Schedule.

     SECTION 4.06. Subsidiaries.

     (a) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own and lease its assets and carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each such Material Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Material Subsidiary of the Company (other than director qualifying shares) is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). All of the outstanding shares of capital stock of each Subsidiary of the Company have been validly issued and are fully paid and non-assessable. There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into, exercisable for, or exchangeable for shares of capital stock or other voting securities or ownership interests in any Material Subsidiary of the Company, (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Material Subsidiary of the Company or (iii) stock appreciation, phantom stock or similar rights with respect to any Subsidiary of the Company (the items in clauses (i), (ii) or (iii) being referred to collectively as the "COMPANY SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

     (c) Schedule 4.06(c) lists any equity interest owned by the Company or any Subsidiary of the Company in any other corporation, partnership, joint venture or other business association or entity owned directly or indirectly by the Company and having a fair market value or book value in excess of $100,000.

     SECTION 4.07. SEC Filings.

     (a) The Company has made available to Parent (i) the Company's annual reports on Form 10-K for its fiscal years ended December 31, 1997, 1998 and 1999, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 2000 and June 30, 2000, (iii) its proxy statements relating to meetings of the shareholders of the Company held since December 31, 1999, and
(iv) all of its other reports, statements, schedules and registration statements filed by the Company with the SEC since December 31, 1999 (the documents referred to in this Section 4.07(a), collectively, the "COMPANY SEC DOCUMENTS").

     (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1934 Act or the 1933 Act, as applicable.

     (c) As of its filing date, each Company SEC Document did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 4.08. Financial Statements. The audited consolidated financial statements of the Company included in the annual reports on Form 10-K referred to in clause (i) of Section 4.07(a) and the unaudited consolidated interim financial statements of the Company included in the quarterly reports on Form 10-Q referred to in clause (ii) of Section 4.07(a) fairly present, in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements).

     SECTION 4.09. Disclosure Documents.

     (a) The proxy statement of the Company to be filed with the SEC in connection with the Merger (the "COMPANY PROXY STATEMENT"), and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company and at the time such shareholders vote on adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to the Company in writing by or on behalf of Parent or Merger Sub specifically for use therein.

     SECTION 4.10. Absence of Certain Changes. Since December 31, 1999, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

     (a) any event, occurrence or development that has had or would reasonably be expected to have a Material Adverse Effect on the Company;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than quarterly cash dividends on the Shares not in excess of $.10 per Share per quarter and having customary record and payment dates), or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries (other than ordinary course open market purchases made in connection with the Company's stock incentive plans or stock repurchase program);

     (c) any amendment of any material term of any outstanding security of the Company or, to the knowledge of the Company, any of its Subsidiaries;

     (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money in excess of $1 million, individually or in the aggregate, other than (i) under the Company's existing credit facilities (as in effect on the date hereof), or (ii) between the Company and its Subsidiaries or between two or more of the Company's Subsidiaries;

     (e) any creation or other incurrence by the Company or any of its Subsidiaries of any Lien on any asset that is material to the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practices;

     (f) any making of any loan, advance or capital contribution to or investment in excess of $500,000, individually or in the aggregate, in any Person that is not an employee or director of the Company or any of its Subsidiaries other than loans, advances or capital contributions to or investments in its wholly-owned Subsidiaries, or by its wholly-owned Subsidiaries to or in the Company or other wholly-owned Subsidiaries of the Company;

     (g) any change in any method of accounting, method of tax accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP, Regulation S-X under the 1934 Act or other applicable law or regulation;

     (h) any damage, destruction or other casualty loss (whether or not covered by insurance) or any condemnation affecting the business or assets of the Company or any of its Subsidiaries that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; or

     (i) any (i) adoption or grant of any severance or termination pay to or other benefit for (or amendment to any existing arrangement with) any director or executive officer of the Company, (ii) increase in benefits payable to any executive officer or director of the Company under any existing, severance or termination pay policies or employment agreements, (iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director or executive officer of the Company, or (iv) increase in compensation, bonus or other benefits payable to any director or executive officer of the Company or (v) any amendment to any Benefit Plan or Option Plan, except, in the case of (i), (ii) (iv) or (v), for such adoption, grant, increase, or amendment with respect to benefits payable to any director or executive officer of the Company in the ordinary course of business consistent with past practice.

     SECTION 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

     (a) liabilities or obligations disclosed or provided for in the unaudited consolidated balance sheet of the Company and its Subsidiaries at June 30, 2000, and the footnotes to the audited consolidated financial statements included in the annual report on Form 10-K for the year ended December 31, 1999 included in the Company SEC Documents filed prior to the date hereof;

     (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2000 that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

     (c) liabilities or obligations under this Agreement; and

     (d) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     SECTION 4.12. Compliance with Laws and Court Orders:

     (a) The Company and each of its Subsidiaries are and since January 1, 1999 have been in compliance with all applicable laws, statutes, ordinances, rules, regulations, judgments, injunctions, orders or decrees, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     (b) There are no claims pending or, to the knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing on or otherwise violating the rights of any Person with regard to any material Intellectual Property that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     SECTION 4.13. Litigation. There is no action, suit, investigation or proceeding pending, or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any of their respective assets before any court or arbitrator or before or by any Governmental body, agency or official, domestic or foreign, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     SECTION 4.14. Finders' Fees. Except for PaineWebber Incorporated, a copy of whose engagement agreement has been provided to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

     SECTION 4.15. Taxes. Except as set forth on Schedule 4.15:

     (a) the Company and each of its Subsidiaries has timely filed (or has had timely filed on its behalf), taking into account any extension of time within which to file, all material Tax Returns required to be filed by it;

     (b) the Company and each of its Subsidiaries has paid (or has had paid on its behalf), or, where payment is not yet due, has established (or has had established on its behalf) in accordance with GAAP an adequate accrual for the payment of, all Taxes, except with respect to matters contested in good faith for which adequate reserves have been established or for such amounts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company;

     (c) there are no material Liens or encumbrances for Taxes on any of the assets of the Company or any of its Subsidiaries;

     (d) no federal, state, local or foreign audits or administrative proceedings are pending or, to the Company's knowledge, threatened, with regard to any Taxes or any Tax Return of the Company or its Subsidiaries which, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and

     (e) Except for the Option Plans, Supplemental Executive Retirement Plan and change in control agreements included among the Benefit Plans, no amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions herein contemplated by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan could be characterized as an excess "parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

     "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the IRS or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "TAXING AUTHORITY"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     SECTION 4.16. Employee Benefit Plans.

     (a) Schedule 4.16 contains a correct and complete list identifying each material "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each material employment, severance or similar contract, plan, arrangement or policy and each other material plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including, any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any ERISA Affiliate and covers any employee, former employee or director of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished, or will be made available upon request, to Parent. Such plans are referred to collectively herein as the "BENEFIT PLANS". For purposes of this Section 4.16, "ERISA AFFILIATE" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code, and "MULTIEMPLOYER PLAN" means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA with respect to which the Company or any ERISA Affiliate has an obligation to contribute or has or could have withdrawal liability under ERISA.

     (b) Except as set forth on Schedule 4.16 or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

          (i) each Benefit Plan has at all times been maintained and administered in all respects in accordance with its terms and with the requirements of all applicable law, including ERISA and the Code. Each Benefit Plan intended to qualify under Section 401(a) of the Code has been determined by the IRS to be qualified under Section 401(a) of the Code, and the Company knows of no fact or circumstance giving rise to a material likelihood that the plan would not be treated as so qualified by the IRS;

          (ii) all required contributions to any Benefit Plans and Multiemployer Plans that are "defined benefit pension plans" required to be made by the Company or any Subsidiary in accordance with Section 302 of ERISA or
     Section 412 of the Code have been timely made; there has been no application for or waiver of the minimum funding standards imposed by
     Section 412 of the Code with respect to any Benefit Plan; and no Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code;

          (iii) no "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Benefit Plan or any employee benefit plan (as defined in Section 3(3) of ERISA) maintained by an ERISA Affiliate since the effective date of said section 4043;

          (iv) with respect to each Multiemployer Plan, (A) no withdrawal liability (within the meaning of Section 4201(b) of ERISA) has been incurred by the Company or any ERISA Affiliate, and the Company has no reason to believe that any such withdrawal liability will be incurred, (B) no notice has been received indicating that such Multiemployer Plan is in "reorganization" (within the meaning of Section 4241 of ERISA), (C) no notice has been received that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, or that such Multiemployer Plan is or may become "insolvent" (within the meaning of Section 4245 of ERISA), (D) to the knowledge of the Company, no proceedings have been instituted by the PBGC against such Multiemployer Plan, (E) neither the Company nor any Subsidiary thereof has sold assets in a transaction intended to satisfy the requirements of Section 4204 ERISA, and (F) if the Company or any ERISA Affiliate were to have a complete withdrawal under Section 4203 of ERISA as of the Effective Time, no withdrawal liability would exist on the part of the Company or any ERISA Affiliate;

          (v) no benefit under any Benefit Plan, including without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any of the transactions contemplated by this Agreement;

          (vi) neither the Company nor any ERISA Affiliate has incurred any liability for any tax imposed under Sections 4971 through 4980E of the Code or civil liability under Section 502(i) or (l) of ERISA;

          (vii) no Tax has been incurred under Section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto);

          (viii) there is no commitment or agreement that would prevent the termination or modification as to employees or former employees of the Company of any Benefit Plan under which obligations to provide post-retirement benefits arise; and

          (ix) no action (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought or, to the knowledge of the Company or any Subsidiary thereof, threatened against or with respect to any Benefit Plan.

     (c) Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) all contributions required to be made by the Company or any Subsidiary with respect to a Foreign Plan have been timely made, (ii) each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws and has been maintained, where required, in good standing with the applicable governmental authority, and (iii) neither the Company nor any Subsidiary has incurred any obligation in connection with the termination or withdrawal from any Foreign Plan. To the knowledge of the Company, each of the Foreign Plans that is a defined benefit plan has plan assets with aggregate fair market value that is greater than such plan's liabilities, as determined in accordance with applicable law using reasonable actuarial assumptions. For purposes hereof, the term "FOREIGN PLAN" shall mean any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Company or any Subsidiary with respect to employees (or former employees) employed outside the United States.

     SECTION 4.17. Environmental Matters. (a) Except as disclosed in Section
4.17 of the Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

          (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, is threatened by any governmental entity or other Person, nor is the Company subject to any judgment, decree, or agreement relating to or arising out of any Environmental Law;

          (ii) the Company is in compliance with and has no liability under all Environmental Laws and all Environmental Permits; and

          (iii) to the knowledge of the Company, no property or facility currently or formerly owned, leased or operated by the Company or any of the Subsidiaries, or at which hazardous substances of the Company or any of the Subsidiaries have been stored, treated or disposed of is listed or proposed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any comparable state or foreign list established under any Environmental Law.

     (b) The Company has made available to Parent all material records and files, including, but not limited to, all material assessments, reports, studies, audits, analyses, tests and data known by the Company to be in the possession or control of the Company or any of its Subsidiaries relating to the existence of hazardous substances at facilities or properties currently owned, operated, leased or used by the Company or any Subsidiaries or in any way concerning compliance by the Company and any of its Subsidiaries with, or liability of any of them, under any Environmental Law.

     SECTION 4.18. Antitakeover Statutes and Rights Agreement.

     (a) The Company has taken all action necessary to exempt the Merger and this Agreement and the transactions contemplated hereby from the provisions of
Section 775 through 784 of the MBCA. Neither the restrictions in such sections nor any other anti-takeover or similar statute or regulation applies to the transactions contemplated by this Agreement. The Company has taken all action necessary to opt out of Sections 790 through 799 of the MBCA in order to render the provisions of such statutes restricting voting rights of "control shares" inapplicable to Shares acquired by Parent, Merger Sub or their affiliates pursuant to the Merger.

     (b) The Company has taken all action necessary to render the Rights issued pursuant to the Rights Agreement inapplicable to the Merger, this Agreement and the transactions contemplated hereby. The Rights

Agreement has been amended such that it will expire and all Rights will be canceled immediately prior to the Effective Time and the Rights Agreement will have no force or effect at or after the Effective Time.

     SECTION 4.19. Opinion of Financial Advisor. The Board of Directors has received the opinion of the financial advisor to the Company to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the shareholders of the Company from a financial point of view.

     SECTION 4.20. Disclaimer of Other Representations and Warranties. The Company does not make, and has not made, any representations or warranties in connection with the Merger other than those expressly set forth herein. It is understood that any data, any financial information or any memoranda or offering materials or presentations (including but not limited to the Confidential Memorandum dated May 2000) are not and shall not be deemed to be or to include representations or warranties of the Company. Except as expressly set forth herein, no Person has been authorized by the Company to make any representation or warranty relating to the Company or any Subsidiary thereof or their respective businesses, or otherwise in connection with the Merger and, if made, such representations or warranties may not be relied upon as having been authorized by the Company.

                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company that:

     SECTION 5.01. Corporate Existence and Power. Each of Parent and Merger Sub is a limited liability company or corporation, as the case may be, duly formed or incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all limited liability company or corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Merger Sub is directly owned by Parent and indirectly owned by Sponsor and any other equity investors in Parent and Merger Sub was incorporated solely for the purpose of engaging in the transactions contemplated by this Agreement. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement. Merger Sub has no Subsidiaries.

     SECTION 5.02. Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby are within the limited liability company or corporate powers of Parent and Merger Sub and have been duly authorized by all necessary limited liability company or corporate action. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub.

     SECTION 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing, with, any foreign, federal, state or local court, administrative agency, commission, governmental body, agency, official or authority, other than (i) the filing of the Certificate of Merger with the Michigan Department of Consumer and Industry Services Corporation, Securities and Land Development Bureau, and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and of laws, rules and regulations analogous to the HSR Act existing in foreign jurisdictions,
(iii) compliance with any applicable requirements of the 1934 Act and any other applicable securities laws, whether state or foreign, and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

     SECTION 5.04. Non-contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws or other organizational document of Parent or Merger Sub, (ii) assuming compliance with the matters referred to in
Section 5.03, contravene, conflict with, or result in any violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or Merger Sub is entitled under any provision of any agreement or other instrument binding upon Parent or Merger Sub, or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent or Merger Sub or (iv) result in the creation or imposition of any Lien on any asset of Parent or Merger Sub, except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (iii) and (iv) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially to impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

     SECTION 5.05. Disclosure Documents. None of the information provided by Parent for inclusion in the Company Proxy Statement or any amendment or supplement thereto, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company and at the time the shareholders vote on adoption of this Agreement will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 5.06. Finders' Fees. Except for Chase Securities Inc. and Credit Suisse First Boston, whose fees will be paid by the Surviving Corporation, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

     SECTION 5.07. Financing. (a) Parent has received and furnished a copy to the Company of a commitment letter (including the Summary of Terms and Conditions annexed thereto, the "COMMITMENT LETTER") with The Chase Manhattan Bank and Credit Suisse First Boston (together, the "BANK") dated as of September 28, 2000. The funds which the Bank has agreed, subject to the terms and conditions of the Commitment Letter, to provide will be sufficient, when taken together with other funds available to Parent, to enable it to provide to the Paying Agent the aggregate Merger Consideration and any other amounts owing as a result of the transactions contemplated by this Agreement, and to pay all related fees and expenses pursuant to the Merger (collectively, the "Required Amount").

     (b) As of the date hereof, (i) the Commitment Letter has not been withdrawn and is in full force and effect and (ii) Merger Sub has no reason to believe that any of the conditions set forth in the Commitment Letter will not be satisfied.

     (c) Merger Sub has received and furnished a copy to the Company of the equity commitment letters (the "Equity Commitment Letters") addressed to Parent from Sponsor and each of the other equity investors in Parent (the "Equity Investors"), each dated as of September 28, 2000 pursuant to which the Equity Investors have committed to make available to Parent certain funds, subject to the terms and conditions contained therein, for the purpose of consummating the transactions contemplated by this Agreement. As of the date hereof, (i) no Equity Commitment Letter has been withdrawn and each Equity Commitment Letter is in full force and effect and (ii) Merger Sub has no reason to believe that any of the conditions set forth in any Equity Commitment Letter will not be satisfied. Sponsor may arrange for other equity commitment letters addressed to Parent to be executed on substantially the same terms and conditions as the equity commitment letters executed on the date hereof, in lieu of the existing equity commitment letters (including in order to cause Sponsor to reduce its equity commitment), so long as the aggregate equity commitments to Parent are not less than the equity commitments on the date hereof and Sponsor maintains a controlling interest in Parent.

     (d) Upon consummation of the transactions contemplated by this Agreement, the Surviving Corporation (i) will not become insolvent, (ii) will not be left with unreasonably small capital, and (iii) will not have incurred debts beyond its ability to pay such debts as they mature.

                                   ARTICLE 6
                            COVENANTS OF THE COMPANY

     The Company agrees that, except as set forth in the Disclosure Schedule:

     SECTION 6.01. Conduct of the Company. Except as contemplated by this Agreement, from the date hereof until the Effective Time, the Company shall and shall cause its Subsidiaries to conduct their business in the ordinary course of business and consistent with past practice and shall use all commercially reasonable efforts to preserve intact their current business organizations and relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them and to keep available the services of their present officers and employees and to preserve goodwill. Without limiting the generality of the foregoing and except as (x) otherwise expressly provided in this Agreement or (y) required by law, from the date hereof until the Effective Time, without the consent of Parent (which consent shall not be unreasonably withheld):

     (a) the Company will not and will not permit its Subsidiaries to adopt or propose any change to its Articles of Incorporation or Bylaws or analogous organizational documents or alter through merger, liquidation, reorganization or in any other fashion the corporate structure or ownership of the Company or any of its Material Subsidiaries;

     (b) the Company will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other Person or acquire a material amount of stock or assets of any other Person other than (i) purchases of materials or products in the ordinary course consistent with past practice and (ii) pursuant to purchase orders in the ordinary course consistent with past practice;

     (c) the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any Subsidiary or material amount of assets, securities or property of the Company and its Subsidiaries, taken as a whole, except pursuant to existing contracts, commitments or arrangements or otherwise in the ordinary course consistent with past practice; and

     (d) the Company will not and will not permit any of its Subsidiaries to (i) expend funds for capital expenditures that in the aggregate would cause total capital expenditures for the period from January 1, 2000 to the Effective Time to exceed 110% of the amounts set forth in the most recent version of the business plan previously provided to Merger Sub in the Confidential Memorandum dated May 2000, (ii) enter into any new material line of business, or (iii) amend, modify or terminate any material contracts or waive, release or assign any rights or claims thereunder except in the ordinary course of business and consistent with past practice.

     (e) except for issuances of Shares upon exercise of presently outstanding options, the Company will not and will not permit any of its Subsidiaries to authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including, without limitation, stock appreciation rights);

     (f) the Company will not and will not permit any of its Subsidiaries to (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that (x) the Company may pay quarterly cash dividends on the Shares in and after the first quarter of 2001 not in excess of $.10 per share per quarter and having customary record and payment dates and (y) a wholly-owned Subsidiary of the Company may declare and pay a dividend, or make advances, to the Company or another wholly-owned Subsidiary of the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) except as required by the terms of any security as in effect on the date hereof amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire any of the Company's securities, including Shares, or any option, warrant or right, directly or indirectly, to acquire any such securities;

     (g) the Company will not and will not permit its Subsidiaries to (i) incur any additional indebtedness for borrowed money, except for borrowings and reborrowings in the ordinary course of business consistent with past practice not to exceed $30 million in the aggregate at any one time outstanding under the Company's existing credit facilities (as in effect on the date hereof) and intercompany indebtedness, (ii) issue or sell any debt securities (except intercompany debt securities) or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, (iii) make any loans, advances (other than to employees of and consultants to the Company for travel and other reasonable and customary expenses incurred in the ordinary course of business consistent with past practice) or capital contributions to, or investment in, any other Person, other than to the Company or any direct or indirect Subsidiary of the Company or otherwise in the ordinary course consistent with past practice or (iv) assume, guarantee (other than guarantees of obligations of the Company's Subsidiaries entered into in the ordinary course of business consistent with past practice) or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than obligations of Subsidiaries and the endorsements of negotiable instruments for collection in the ordinary course of business consistent with past practice);

     (h) the Company will not and will not permit any of its Subsidiaries to (i) increase the compensation or severance payable or to become payable to any existing director and officer, except for any previously scheduled increases in compensation to existing officers in the ordinary course consistent with past practice, (ii) enter into any employment or severance agreement with any existing director or officer or any new officer, except as provided in Section 6.01(h) of the Disclosure Schedule and except for an employment agreement with a new officer, entered into after consultation with Parent, providing for annual base compensation not to exceed $300,000, either individually, in the case of one such agreement, or in the aggregate for all such agreements.

     (i) the Company will not and will not permit its Subsidiaries to adopt or amend (except as previously adopted or amended by the Company or a Subsidiary or as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, director or former director or employee, other than increases for individuals (other than existing officers and directors, except as provided in Section 6.01(h) above) in the ordinary course of business consistent with past practice.

     (j) the Company will not and will not permit any of its Subsidiaries to take any action to or make any tax election or to change any method of accounting, method of tax accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP, Regulation S-X under the 1934 Act or other applicable law or regulation.

     (k) the Company will not and will not permit any of its Subsidiaries to pay, discharge or satisfy any claim, liability or obligation in excess of $1,000,000 in any individual case or $3.0 million in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the financial statements contained in the Company SEC Documents filed prior to the date of this Agreement or incurred in the ordinary course of business.

     (l) the Company will not and will not permit any of its Subsidiaries to settle or compromise (i) any shareholder derivative suits arising out of the transactions contemplated by this Agreement or (ii) any other material litigation (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid;

     (m) the Company will not and will not permit any of its Subsidiaries to (i) take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit to take any action necessary to prevent any such representation or warranty from being materially inaccurate in any respect at any such time;

     (n) the Company will not waive or amend any provision of the Rights Agreement or otherwise take any action with respect to the Rights Agreement; or

     (o) the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

     SECTION 6.02. Shareholder Meeting; Proxy Material. The Company shall cause a meeting of its shareholders (the "COMPANY SHAREHOLDER MEETING") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. Subject to Section 6.04(b), the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's shareholders. In connection with such meeting, the Company will (i) promptly prepare and file with the SEC, will use all commercially reasonable efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) use all commercially reasonable efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby, unless otherwise required by the applicable fiduciary duties of the Company's directors, as determined by them in good faith and (iii) otherwise comply with all legal requirements applicable to such meeting.

     SECTION 6.03. Access to Information. From the date hereof until the Effective Time and subject to applicable law and the Confidentiality Agreement dated as of August 2, 2000 between the Company and Sponsor (the "CONFIDENTIALITY AGREEMENT"), the Company shall, and shall cause its Subsidiaries to (i) give Parent, its counsel, financial advisors, auditors and other authorized representatives and representatives of financing sources identified by Parent reasonable access to the offices, properties, books and records of the Company and the Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) cause the employees, counsel, financial advisors, auditors and other authorized representatives of the Company and its Subsidiaries to cooperate with Parent in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No information or knowledge obtained by Parent in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company hereunder.

     SECTION 6.04. No Solicitation.

     (a) Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other representatives, agents or advisors (collectively, "Company Representatives") to, directly or indirectly, (i) seek, solicit, initiate or take any action to encourage any Person to make an Acquisition Proposal (ii) enter into or participate in any discussions or negotiations concerning an Acquisition Proposal with any other Person or group, (iii) furnish or disclose any non-public information relating to the Company or any of its Subsidiaries or afford access to the employees, business, properties, assets, books or records of the Company or any of its Subsidiaries to any other Person or group in connection with an Acquisition Proposal or (iv) approve or recommend or agree to approve or recommend any Acquisition Proposal.

     (b) Notwithstanding the foregoing, the Board of Directors, directly or indirectly through Company Representatives, may (i) subject to the other provisions of this Section 6.04, engage in negotiations or discussions with any Third Party that has made an Acquisition Proposal not solicited in violation of this Section 6.04, (ii) furnish to such Third Party any information relating to the Company or any of its Subsidiaries, (iii) following receipt of such Acquisition Proposal, take and disclose to its shareholders a position contemplated by Rule 14e-2(a) under the 1934 Act or otherwise comply with its disclosure obligations, (iv) fail to make, withdraw, or modify in a manner adverse to Parent its recommendation to its shareholders referred to in Section
6.02 hereof or fail to call the Company Shareholder Meeting in accordance with
Section 6.02 hereof and/or (v) take any non-appealable, final action ordered to be taken by the Company by any court of competent jurisdiction, but (x) in each case referred to in the foregoing clauses (i) through (iv) only if the Board of Directors determines in good faith (after consultation with outside legal counsel to the Company), that failing to take such action would cause the Company's board of directors to be in breach of its fiduciary duties to the Company's shareholders under applicable law and (y) in each case referred to in the foregoing clauses (i) and (ii) only if prior to participating in such negotiations or discussions or furnishing such information, the Company and the party making such Acquisition Proposal agree to a confidentiality agreement on customary terms.

     (c) The Company shall notify Parent in writing promptly (but in no event later than the end of the next business day after receipt thereof) of the receipt of, or any change to or modification of, any Acquisition Proposal (including a copy thereof if in writing), the terms and conditions of such Acquisition Proposal and the identity of the Person making it.

     (d) The Company shall, and shall cause its Subsidiaries and Company Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its commercially reasonable efforts to cause any such Party (or its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information.

     SECTION 6.05. State Takeover Laws. The Company shall, upon the request of Parent, take all reasonable steps to render inapplicable and to assist in any challenge to the validity or applicability to the transactions contemplated by this Agreement, including the Merger, of any state takeover laws.

     SECTION 6.06. Reports. From the date of this Agreement, the Company shall provide Parent with monthly financial statements in the existing reporting format (balance sheet, cash flow statement, income statement and, if available, notes thereto), broken out by operating unit, no later than the tenth Business Day following the end of each calendar month following the date of this Agreement; provided that for calendar months that are also the end of a calendar quarter, the Company may provide such financial information to Parent on the earlier of (a) the second business day following the date on which such financial information becomes available to the Company, and (b) the same date such information is publicly released in accordance with the past practice of the Company.

                                   ARTICLE 7

                              COVENANTS OF PARENT

     Parent agrees that:

     SECTION 7.01. Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     SECTION 7.02. Voting of Shares. Parent agrees to vote or cause to be voted all Shares Beneficially Owned by it, if any, in favor of adoption of this Agreement at the Company Shareholder Meeting.

     SECTION 7.03. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

     (a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless each present and former officer and director of the Company and of any Subsidiary of the Company (each an "INDEMNIFIED PERSON") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by the MBCA or provided under the Company's Articles of Incorporation and Bylaws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

     (b) The Surviving Corporation shall pay all expenses, including reasonable fees and expenses of counsel, that an Indemnified Person may incur in enforcing the indemnity and other obligations provided for in this Section 7.03. The Indemnified Person shall be entitled to control the defense of any action, suit, investigation or proceeding with counsel of its own choosing reasonably acceptable to the Surviving Corporation and the

Surviving Corporation shall cooperate in the defense thereof, provided that the Surviving Corporation shall not be liable for the fees of more than one counsel for all Indemnified Persons, other than local counsel, unless a conflict of interest shall be caused thereby, and provided further that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

     (c) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such annual premiums exceed 225% of the annual premiums paid as of the date hereof by the Company for such insurance and provided, further, that if the premiums with respect to such insurance exceed 225% of the annual premiums paid as of the date hereof by the Company for such insurance, the Surviving Corporation shall be obligated to obtain such insurance with the maximum coverage as can be obtained at an annual premium equal to 225% of the annual premiums paid by the Company as of the date hereof.

     (d) The obligations of the Surviving Corporation under this Section 7.03 shall be joint and several obligations of Parent and the Surviving Corporation.

     (e) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.03.

     (f) The rights of each Indemnified Person under this Section 7.03 shall be in addition to any rights such Person may have under the Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries, or under the MBCA or any other applicable laws. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

     SECTION 7.04. Employee Benefits after the Merger.

     (a) For a period commencing at the Effective Time and ending on December 31, 2002, Parent shall cause the Surviving Corporation to provide those of its and its Subsidiaries' employees who were employed by the Company or its Subsidiaries immediately prior to the completion of the Effective Time with compensation and employee benefits substantially equivalent in the aggregate, to the compensation and benefits provided by the Company and its Subsidiaries to such employees immediately prior to the date hereof; provided, however, that the Surviving Corporation and its Subsidiaries shall not be required to offer compensation and benefit plans or arrangements with employer stock as a component.

     (b) Subject to Section 7.04(a), from and after the Effective Time, Parent will, and will cause the Surviving Corporation to, honor, without modification, perform all acts and pay all amounts required or due under or with respect to each Benefit Plan and each agreement which relates to any current or former employee of the Company and its Subsidiaries or the terms of any such employee's employment or termination of employment, including, without limitation, all employment, retention, change of control, employment protection, severance, termination, consulting, deferred compensation, executive pension and retirement, welfare and fringe benefit agreements, plans and programs, except for any modification to any such Benefit Plan or agreement to the extent permitted in accordance with Section 7.04(a). Nothing contained in this Section 7.04(b) shall restrict Parent or the Surviving Corporation from seeking to amend or otherwise modify any Benefit Plan to the extent such modification is permitted by the terms of such Plan and is consistent with Section 7.04(a).

     (c) Notwithstanding the foregoing, nothing in this Section 7.04 shall preclude Parent from seeking to (i) modify any employment agreement with the consent of the affected employee or employees or (ii) modify any Benefit Plan to the extent such modification is permitted by the terms of such Benefit Plan and is consistent with Section 7.04(a).

     (d) Notwithstanding Section 7.04(a), employment of any of the employees by the Surviving Corporation or its Subsidiaries will be "at will" and may be terminated by the Surviving Corporation or its Subsidiaries at any time for any reason (subject to any legally binding agreement other than this Agreement, or any applicable laws or collective bargaining agreement, or any other arrangement or commitment). No provision of this Section 7.04 shall confer any third party beneficiary rights or benefits to any employee of the Surviving Corporation or its Subsidiaries under this Agreement.

     SECTION 7.05. Financing Arrangements. (a) Merger Sub shall use its commercially reasonable efforts to obtain financing in an amount at least equal to the Required Amount, including by executing definitive agreements for the facilities referred to in the Commitment Letter on or prior to the Effective Time. The Commitment Letter and the definitive agreements for the facilities referred to therein (along with any other document pursuant to which Parent or Merger Sub intends to obtain financing of all or a portion of the Required Amount) are referred to herein collectively as the "Financing Agreements." The Company will be afforded a reasonable opportunity to review and comment on the representations and warranties contained in the Financing Agreements and no such representation or warranty, insofar as it relates to facts and circumstances relating to the Company and its Subsidiaries, shall be included therein that the Company shall have advised Merger Sub is incorrect or inaccurate. Merger Sub shall use commercially reasonable efforts to ensure that the representations and warranties contained in the Financing Agreements shall be consistent with the Commitment Letter.

     (b) Without limiting the generality of the foregoing, in the event that at any time funds are not or have not been made available under the Financing Agreements so as to enable Merger Sub to proceed with the Merger in a timely manner, Merger Sub shall (i) use its commercially reasonable efforts to obtain alternative funding in an amount at least equal to the Required Amount on terms and conditions comparable to those provided in such Financing Agreements or otherwise on terms reasonably acceptable to Merger Sub and (ii) shall continue to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement; provided, however, nothing contained herein shall require Merger Sub to obtain equity financing in excess of the amount of equity financing contemplated in the Commitment Letter.

                                   ARTICLE 8
                      COVENANTS OF PARENT AND THE COMPANY

     The parties hereto agree that:

     SECTION 8.01. Commercially Reasonable Efforts.

     (a) Subject to the terms and conditions of this Agreement and subject to the fiduciary duties under applicable law of the directors of the Company (as determined by such directors in good faith), Company and Parent will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including but not limited to making all filings with the SEC necessary to consummate such transactions and to assist Parent and cooperate in all respects with Parent and the Bank and the other lenders in order for Parent to establish its contemplated debt financing arrangements under the Commitment Letter. In furtherance and not in limitation of the foregoing, each of Parent and Company agrees to make, if required, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

     (b) In connection with the efforts referenced in Section 8.01(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, each of Parent and Company shall use all commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other governmental authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other governmental authority or, in connection with any proceeding by a private party, with any other Person. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

     SECTION 8.02. Certain Filings. The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement and seeking, timely to obtain any such actions, consents, approvals or waivers.

     SECTION 8.03. Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press releases or make any such public statement prior to such consultation.

     SECTION 8.04. Confidentiality. Prior to the Effective Time and after any termination of this Agreement, Parent and the Company will hold, and will cause its officers, directors, managers, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, all confidential documents and information concerning the other party furnished to it or its Affiliates in connection with the transactions contemplated by this Agreement in accordance with the terms of the Confidentiality Agreement.

     SECTION 8.05. Notices of Certain Events. Each of the Company and Merger Sub shall promptly notify the other of:

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

     (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Section 4.12 or 4.13 or that relate to the consummation of the transactions contemplated by this Agreement.

     (d) the occurrence or non-occurrence of any fact or event which would be reasonably likely:

          (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time; or

          (ii) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied; and

     (e) any failure of the Company or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

                                   ARTICLE 9
                            CONDITIONS TO THE MERGER

     SECTION 9.01. Conditions to Obligations of Each Party. The obligations of the Company and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

     (a) This Agreement shall have been approved and adopted by the holders of not less than a majority of the Shares entitled to vote for directors in accordance with the MBCA;

     (b) any applicable waiting period under the HSR Act or comparable period under the Antitrust Laws of other applicable jurisdictions relating to the Merger shall have expired or been terminated;

     (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

     (d) receipt of a solvency opinion addressed to each of the Board of Directors of the Company, Parent, and Merger Sub, as to the solvency of the Surviving Corporation after giving effect to the transactions contemplated by this Agreement;

     (e) all licenses, permits, qualifications, consents, waivers, approvals, authorizations or orders set forth on the Disclosure Schedule shall have been obtained and made by the Company, except where the failure to receive such licenses, permits, qualifications, consents, waivers, approvals, authorizations or orders, individually or in the aggregate with all other such failures, would not be reasonably expected to have a Material Adverse Effect (either before or after giving effect to the transactions contemplated by this Agreement); and

     (f) all actions by or in respect of, or filings with, any governmental body, agency or authority required to permit the consummation of the Merger, shall have been taken, made or obtained.

     SECTION 9.02. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following further conditions:

     (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto that are qualified by materiality or Material Adverse Effect shall be true, and all other such representations and warranties of the Company shall be true in all material respects, in each case at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (iii) Parent shall have received a certificate signed by a duly authorized officer of the Company to the foregoing effect;

     (b) no court, arbitrator or governmental body, agency or authority, domestic or foreign, shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the effective operation of the business of the Company and its Subsidiaries after the Effective Time; and

     (c) the financing contemplated by the Commitment Letter to be provided by the Bank shall have been completed on substantially the terms and conditions identified in such Commitment Letter or on such other terms and conditions or involving such other financing sources, as are acceptable to Parent and the Company and are not materially more onerous; provided, however, that this condition shall be deemed satisfied if the failure of this condition is due to a willful breach by Parent or Merger Sub of any covenant or willful failure to perform any agreement or a willful breach by Parent or Merger Sub of any representation or warranty contained in the Financing Agreements with the Bank.

     SECTION 9.03. Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

     (a) (i) Parent and Merger Sub shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered by Parent pursuant hereto that are qualified by materiality or Material Adverse Effect shall be true, and all other such representations or warranties of Parent shall be true in all material respects, in each case at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (iii) the Company shall have received a certificate signed by a duly authorized officer of Parent to the foregoing effect; and

     (b) no court, arbitrator or governmental body, agency or authority, domestic or foreign, shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the effective operation of the business of the Company and its Subsidiaries after the Effective Time.

                                   ARTICLE 10
                                  TERMINATION

     SECTION 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company):

     (a) by mutual written agreement of the Company and Parent;

     (b) by either the Company or Parent, if:

          (i) the Merger has not been consummated on or before March 31, 2001 (the "TERMINATION DATE"); provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time; or

          (ii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining the Company or Parent from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party whose breach of any provision of this Agreement results in the application of any such law or regulation to the Merger or the imposition of any such judgment, injunction, order or decree; or (iii) this Agreement and the Merger shall not have been approved and adopted in accordance with the MBCA by the shareholders of the Company at the Company Shareholder Meeting (or any adjournment thereof); or

          (iv) as permitted by Section 6.04 hereof, the Board of Directors of the Company shall have failed to make or withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger; provided that the Company may not terminate this Agreement pursuant to this Section 10.01(b) (iv) unless and until (i) five Business Days have elapsed following delivery to Parent of a written notice of such determination by the Board of Directors of the Company and (ii) at the end of such five Business Day period the Board of Directors of the Company confirms its determination (after consultation with outside legal counsel) that failing to withdraw, not make or modify in a manner adverse to Parent its recommendation of this Agreement or the Merger would cause the Company's Board of Directors to be in breach of its fiduciary duties to the Company's shareholders under applicable law.

     (c) by Parent if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in
Section 9.02(a) hereof not to be satisfied, and such condition is incapable of being satisfied by the Termination Date; or

     (d) by the Company if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred that would cause the conditions set forth in
Section 9.03(a) hereof not to be satisfied, and such condition is incapable of being satisfied by the Termination Date.

     The party desiring to terminate this Agreement pursuant to this Section
10.01 (other than pursuant to Section 10.01(a)) shall give prompt notice of such termination to the other party.

     SECTION 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect with no liability on the part of any party (or any shareholder, director, officer, manager, member, employee, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure of either party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of Sections 8.04, 11.04, 11.06, 11.07 and 11.08 shall survive any termination hereof pursuant to Section 10.01.

                                   ARTICLE 11
                                 MISCELLANEOUS

     SECTION 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

          if to the Company, to:

           Simpson Industries, Inc.
           47603 Halyard Drive
           Plymouth, Michigan 48170
           Facsimile: 734-207-6570
           Attention: Roy E. Parrott

           with a copy to:

           Dykema Gossett PLLC
           Suite 300 -- 39577 Woodward Avenue
           Bloomfield Hills, Michigan 48304
           Facsimile: (248) 203-0763
           Attention: D. Richard McDonald

          if to Parent or Merger Sub, to:

           Simmer Acquisition Company LLC
           320 Park Avenue, 33rd Floor
           New York, New York 10022
           Facsimile: (212) 981-3535
           Attention: David A. Stockman
           with a copy to:

           Cahill Gordon & Reindel
           80 Pine Street
           New York, New York 10005
           Facsimile: (212) 269-5420
           Attention: W. Leslie Duffy
                    Jonathan A. Schaffzin

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     SECTION 11.02. Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement, except for the agreements set forth in Sections 2.04, 2.06, 7.03, 7.04, 8.04, 10.02, 11.04, 11.06, 11.07
and 11.08.

     SECTION 11.03. Amendments; No Waivers.

     (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, after the adoption of this Agreement by the shareholders of the Company and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for the Shares.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 11.04. Expenses; Topping Fee.

     (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     (b) If (x) this Agreement is terminated by the Company or Parent, (y) the conditions set forth in Section 9.02(a)(i) would not be satisfied at the date of termination and the condition set forth in Section 9.03(a)(i) would be satisfied at the date of termination, and (z) the Company has not previously paid to Parent the Topping Fee in accordance with Section 11.04(c), the Company shall promptly reimburse Parent for all reasonable and documented out-of-pocket expenses and fees (including, without limitation, expenses payable to all banks, investment banking firms and other financial institutions and all reasonable fees and expenses of such banks'; firms' and institutions' legal counsel) and all reasonable fees and expenses of counsel, accountants, financial printers, experts and consultants to Parent and Merger Sub and their Affiliates incurred in connection with the matters contemplated by this Agreement, and the financing thereof; provided, however, that the reimbursement for costs and expenses provided in this Section 11.04(b) shall not exceed $1,000,000.

     (c) (i) If (x) any Third Party shall have made, proposed, communicated or disclosed an Acquisition Proposal in a manner which is or otherwise becomes public prior to the termination of this Agreement, (y) this Agreement is terminated by either the Company or Parent pursuant to Section 10.01(b) (iii) or
Section 10.01(b)(iv) and (z) within six months of such termination the Company or any of its Subsidiaries shall have entered into a definitive agreement with respect to an Acquisition Proposal or consummated an Acquisition Proposal, the Company shall promptly pay Parent the Topping Fee immediately prior to the earlier of (a) the execution of a definitive agreement with respect to such Acquisition Proposal or (b) the consummation of the Acquisition Proposal.

     (ii) If (x) any Third Party shall have made, proposed, communicated or disclosed an Acquisition Proposal in a manner which is or otherwise becomes public prior to the termination of this Agreement, (y) this Agreement is terminated pursuant to Section 10.01(b)(i) or Section 10.01(c) and (z) within six months of such termination, the Company or any of its Subsidiaries shall have entered into a definitive agreement with respect to an Acquisition Proposal with such Third Party or consummated an Acquisition Proposal with such Third Party, the Company shall promptly pay Merger Subsidiary the Topping Fee immediately prior to the earlier of (a) the execution of a definitive agreement with respect to such Acquisition Proposal or (b) the consummation of such Acquisition Proposal.

     SECTION 11.05. Successors and Assigns. The provisions of this Agreement shall be binding, upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Notwithstanding the foregoing, Parent or Merger Sub may, without the prior consent of the Company, transfer or assign, in whole or from time to time in part, to one or more Affiliates of Parent or Merger Sub, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment will not relieve Parent or Merger Sub of its obligations hereunder.

     SECTION 11.06. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Michigan.

     SECTION 11.07. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Michigan or any Michigan state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

     SECTION 11.08. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this agreement or the transactions contemplated hereby.

     SECTION 11.09. Counterparts; Effectiveness; Benefit. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as provided in Section 7.03, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

     SECTION 11.10. Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

     SECTION 11.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     SECTION 11.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Michigan or any Michigan state court, in addition to any other remedy to which they are entitled at law or in equity.

                        *  *  *  *  *  *  *  *  *  *  *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          SIMPSON INDUSTRIES, INC.

                                          By: /s/ ROY E. PARROTT
                                            ------------------------------------
                                            Name: Roy E. Parrott
                                            Title: Chairman and Chief
                                               Executive Officer

                                          SIMMER ACQUISITION COMPANY LLC

                                          By: /s/ W. GERALD MCCONNELL
                                            ------------------------------------
                                            Name: W. Gerald McConnell
                                            Title:

                                          SIMMER ACQUISITION CORPORATION


                                          By: /s/ DANIEL P. TREDWELL

                                            ------------------------------------

                                            Name: Daniel P. Tredwell

                                            Title:

                                                                         ANNEX B

CONFIDENTIAL

September 28, 2000

The Board of Directors
Simpson Industries, Inc.
47603 Halyard Drive
Plymouth, Michigan 48170
Members of the Board of Directors:

     You have informed us that Simpson Industries, Inc., a Michigan corporation ("Simpson" or the "Company"), proposes to enter into an Agreement and Plan of Merger (the "Agreement") with Simmer Acquisition Company LLC, a Delaware limited liability company ("Parent") and JLH Acquisition Corporation, a Michigan corporation and a wholly owned subsidiary of Parent ("Merger Sub"). Pursuant to the Agreement, (i) Merger Sub shall merge with and into the Company (the "Merger") and (ii) each outstanding share of Simpson common stock, par value $1.00 per share (collectively, the "Shares"), shall be canceled and retired and shall cease to exist, and shall be converted into the right to receive $13.00 in cash (the "Merger Consideration"), subject to the terms and conditions as set forth in the Agreement.

     You have asked us whether or not, in our opinion, the proposed Merger Consideration to be received by the shareholders of the Company pursuant to the Merger is fair to the shareholders of the Company from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things:

     1) Reviewed the draft of the Agreement dated September 26, 2000;

     2) Reviewed, among other public information, the Company's Annual Reports, Reports on Form 10-K and related financial information for the five fiscal years ended December 31, 1999; and the Company's Reports on Form 10-Q and the related unaudited financial information for the six months ended June 30, 1999 and June 30, 2000;

     3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company, furnished to us by the Company;

     4) Conducted discussions with members of senior management of the Company concerning its businesses and prospects;

     5) Reviewed the historical market prices and trading activity for the Shares and compared them with that of certain publicly traded companies which we deemed to be relevant;

     6) Compared the financial position and results of operations of the Company with those of certain publicly traded companies which we deemed to be relevant;

     7) Compared the proposed financial terms of the Merger contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

     8) Reviewed a commitment letter by a lender for $243 million in senior secured credit facilities for Parent dated September 18, 2000; and

     9) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have relied on the accuracy and completeness of all information publicly available, supplied or otherwise communicated to us by the Company, and we have not assumed any responsibility to independently verify such information. With respect to the financial forecasts examined by us, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future performance of the Company. We have also relied upon assurances of the management of the Company that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor have we been furnished with any such evaluations or appraisals. We have also assumed, with your consent, that any material liabilities or assets (contingent or otherwise, known or unknown) of the Company are as set forth in the consolidated financial statements of the Company. Our opinion is based on economic, financial and other conditions as they exist on the date hereof.

     Our opinion is directed to the Board of Directors of the Company. This opinion does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote on the Merger. This opinion does not address the relative merits of the Merger and any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Merger or the decision of the Board of Directors of the Company to proceed with the Merger.

     In the ordinary course of business, PaineWebber Incorporated may trade in the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

     PaineWebber Incorporated is currently acting as financial advisor to the Company in connection with the Merger and will be receiving a fee in connection with the rendering of this opinion and upon the consummation of the Merger. In the past, PaineWebber Incorporated and its affiliates have provided investment banking and other financial services to the Company and have received fees for rendering these services. In addition, an officer of PaineWebber Incorporated sits on the Board of Directors of the Company.

     On the basis of, and subject to the foregoing, we are of the opinion that the proposed Merger Consideration to be received by the shareholders of the Company pursuant to the Merger is fair to the shareholders of the Company from a financial point of view.

     This opinion has been prepared for the information of the Board of Directors of the Company in connection with the proposed Merger and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of PaineWebber Incorporated, provided, however, that this letter may be reproduced in full in the Proxy Statement related to the Merger.
                                          Very truly yours,
                                          PaineWebber Incorporated
                                          /s/ PAINEWEBBER INCORPORATED
                                          --------------------------------------

                                 [Form of Proxy]

PROXY                       SIMPSON INDUSTRIES, INC.                      PROXY


  PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 15, 2000



               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, hereby revoking any Proxy heretofore given, appoints Roy E. Parrott and Vinod M. Khilnani and each of them attorneys and proxies for the undersigned, each with full power of substitution, to vote the shares of Simpson Industries, Inc. common stock, par value $1.00 per share, registered in the name of the undersigned to the same extent the undersigned would be entitled to vote if then personally present at the special meeting of shareholders of Simpson Industries, Inc. to be held at 47603 Halyard Drive, Plymouth, Michigan 48170, on December 15, 2000, at 10:00 a.m. and at any adjournment thereof.

         The undersigned hereby acknowledges receipt of the accompanying notice of special meeting of shareholders and proxy statement.


         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE MERGER PROPOSAL. This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the proposal to approve the Agreement and Plan of Merger. Discretionary authority is hereby conferred as to all other matters that may come before the special meeting.


           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)

                            SIMPSON INDUSTRIES, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.






         1. To approve the Agreement and Plan of Merger dated as of September 29, 2000, by and among Simpson Industries, Inc., Simmer Acquisition Company LLC and Simmer Acquisition Corporation, and to approve the merger of Simmer Acquisition Corporation with and into Simpson Industries, Inc., as described in the Notice of Special Meeting and Proxy Statement dated November 15, 2000.

            FOR  [ ]          AGAINST  [ ]          ABSTAIN  [ ]


PLEASE CHECK THIS BOX IF YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON. [ ]


Please sign exactly as name appears at left. Executors, administrators, trustees, attorneys-in-fact et al. should so indicate when signing. If the signature is for a corporation, please sign the full corporate name by an authorized officer. If the signature is for a partnership, please sign the full partnership name by an authorized person. If you are acting as attorney-in-fact, please so indicate. If shares are registered in more than one name, all holders must sign.




Dated:                        , 2000      ------------------------------------
      ------------------------            ------------------------------------
                                          ------------------------------------
                                          Capacity (Title or Authority, e.g.,
                                          President, Partner, Executor, Trustee,
                                          Attorney-in-Fact)




--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                             YOUR VOTE IS IMPORTANT

         PLEASE VOTE, DATE AND SIGN AND RETURN THE PROXY CARD PROMPTLY

                          USING THE ENCLOSED ENVELOPE